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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LEE ENTERPRISES, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LEE ENTERPRISES, INCORPORATED

201 N. Harrison Street, Suite 600

Davenport, Iowa 52801-1924

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 22, 2006

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders of Lee Enterprises, Incorporated, a Delaware corporation (the “Company”), will be held at the Figge Art Museum, 225 W. Second Street, Davenport, Iowa, on February 22, 2006, at 9:00 a.m., for the following purposes:

(1)	To elect one director for a term of two years and elect three directors for terms of three years;

(2)	To consider and act upon a proposal to approve the Company’s 2005 Supplemental Employee Stock Purchase Plan;

(3)	To consider and act upon a proposal to amend the Company’s 1990 Long-Term Incentive Plan; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed January 3, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

We encourage you to attend the Annual Meeting. However, it is important that your shares be represented whether or not you plan to attend. You may vote by marking, signing and dating the enclosed proxy card and returning it in the postage paid envelope. Stockholders may also vote by telephone or via the Internet. If you attend the meeting, you may withdraw your proxy at that time and vote your shares in person.

C. D. Waterman III, Secretary

Davenport, Iowa

January 25, 2006

LEE ENTERPRISES, INCORPORATED

2006 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders to be held at the Figge Art Museum, 225 W. Second Street, Davenport, Iowa, on February 22, 2006, at 9:00 a.m., for the purposes set forth in the Notice of Annual Meeting of Stockholders.

The principal executive offices of the Company are located at 201 N. Harrison Street, Suite 600, Davenport, Iowa 52801-1924. This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about January 25, 2006, together with a copy of the Company’s Annual Report for the fiscal year ended September 30, 2005.

PROXIES

Your vote is very important. For this reason, the Board of Directors is requesting that you use the enclosed proxy card to vote your shares. If the accompanying proxy is executed, the shares represented by the proxy will be voted as specified below. You may also vote your shares by delivering your proxy by telephone or via the Internet.

If a broker, bank or other nominee holds your Common Stock, you will receive instructions from them that you must follow in order to have your shares voted. If you hold certificate(s) in your own name as a holder of record, you may vote your Common Stock or Class B Common Stock by signing, dating and mailing the proxy card in the postage paid envelope provided. Alternatively, you may vote your shares in person at the Annual Meeting.

You may revoke the proxy before the Annual Meeting, whether delivered by telephone, Internet or through the mail, by using the telephone voting procedures, the Internet voting procedures or by mailing a signed instrument revoking the proxy to: C. D. Waterman III, Corporate Secretary, Lee Enterprises, Incorporated, 201 N. Harrison Street, Suite 600, Davenport, IA 52801-1924. To be effective, a mailed revocation must be received by the Secretary on or before February 21, 2006. A stockholder may also attend the Annual Meeting in person, withdraw the proxy and vote in person.

VOTING PROCEDURES

Stockholders of record at the close of business on January 3, 2006 will be entitled to vote at the Annual Meeting or any adjournment thereof. As of November 30, 2005, there were 38,731,280 shares of Common Stock and 6,936,822 shares of Class B Common Stock outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting and each share of Class B Common Stock is entitled to ten votes at the meeting. The holders of Common Stock and Class B Common Stock will vote as a single class on all matters to be considered at the Annual Meeting.

The presence, in person or by proxy, of a majority of the voting power of Common Stock and Class B Common Stock of the Company issued and outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the voting power of Common Stock and Class B Common Stock represented in person or by proxy at the Annual Meeting is required to elect directors, and the affirmative vote of the holders of a majority of the voting power of Common Stock and Class B Common Stock represented at the Annual Meeting is required to act on Proposal 2 and Proposal 3 as more fully set forth in this Proxy Statement and on any other matter properly brought before the meeting.

Abstentions from voting will be included for purposes of determining whether the requisite number of affirmative votes is received on any matters other than the election of directors submitted to the stockholders for vote and, accordingly, will have the same effect as a vote against such matters. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present and entitled to vote, but will have no effect on the vote, with respect to that matter.

In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. Stockholders should specify their choices on the accompanying proxy card or by using the telephone or Internet voting procedures. All properly executed proxies delivered by stockholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given on a proxy card with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted “FOR” the election of all directors in Proposal 1 and the approval of Proposal 2 and Proposal 3 as more fully set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

PROPOSAL 1 - ELECTION OF DIRECTORS

One director is to be elected at the Annual Meeting to hold office for a two-year term expiring at the Annual Meeting of Stockholders in 2008 and three directors are to be elected to hold office for three-year terms expiring at the Annual Meeting in 2009.

Proxies will be voted for the election of the nominees unless the stockholder giving the proxy withholds such authority. If as a result of circumstances not now known any of such nominees shall be unable to serve as a director, proxies will be voted for the election of such other person as the Board of Directors may select. Information about the nominees and directors continuing in office, including business experience for at least the last five years, is set forth below:

Nominee for Election as Director with Term Expiring in 2008

Richard R. Cole, 63

Dr. Cole is the John Thomas Kerr, Jr. Distinguished Professor at the School of Journalism and Mass Communication, University of North Carolina at Chapel Hill. From 1979 to 2005, Dr. Cole served as dean of the school.

Dr. Cole is a nominee of the Nominating and Corporate Governance Committee of the Board of Directors.

Nominees for Election as Directors with Terms Expiring in 2009

Each of the individuals named below is a nominee of the Nominating and Corporate Governance Committee of the Board of Directors whose current term expires February 22, 2006.

William E. Mayer, 65, Director since 1998

Mr. Mayer is a founding partner of Park Avenue Equity Partners, L.P., New York, NY, a private equity firm. He was a founding partner of Development Capital, LLC, a company that invested in private and public companies, from 1996 to 1999. He is also a director of The Reader’s Digest Association, Inc., and a trustee of the Columbia Mutual Funds.

Mr. Mayer is Chairman of the Executive Compensation Committee and a member of the Executive Committee and Nominating and Corporate Governance Committee. Mr. Mayer has been designated as the Company’s lead director by the independent directors to preside over executive sessions of non-management directors.

Gregory P. Schermer, 51, Director since 1999

Mr. Schermer is Vice President-Interactive Media and Corporate Counsel of the Company. He is also a director of Madison Newspapers, Inc., which is owned 50% by the Company.

Mark Vittert, 57, Director since 1986

Mr. Vittert is a private investor.

Mr. Vittert is Chairman of the Nominating and Corporate Governance Committee and a member of the Executive Compensation Committee.

* * * *

The Board of Directors recommends a vote FOR Proposal 1 for the election of each of the nominees listed herein.

INCUMBENT DIRECTORS WITH TERMS EXPIRING IN 2007

Mary E. Junck, 58, Director since 1999

Ms. Junck was elected Chairman, President and Chief Executive Officer of the Company in January 2002. From January 2001 to January 2002, she served as President and Chief Executive Officer of the Company. She became Executive Vice President and Chief Operating Officer of the Company in May 1999 and President in January 2000. From May 1996 to April 1999 she was Executive Vice President of The Times Mirror Company and President of Eastern Newspapers. She was named Publisher and Chief Executive Officer of The Baltimore Sun in 1993. She is also a director of Madison Newspapers, Inc., which is owned 50% by the Company.

Ms. Junck is Chairman of the Executive Committee.

Andrew E. Newman, 61, Director since 1991

Mr. Newman is Chairman and Chief Executive Officer of Race Rock International, Inc. and Culinary Essence, LLC, with principal offices in St. Louis, MO, both of which are privately held companies that own and operate restaurants.

Mr. Newman is Chairman of the Audit Committee and a member of the Executive Compensation Committee.

Gordon D. Prichett, 64, Director since 1998

Mr. Prichett is a partner in Cairnwood Cooperative, Boston, MA, a private investment group. He is also Professor of Mathematics, Statistics and Information Systems at Babson College, Babson Park, MA.

Mr. Prichett is a member of the Audit Committee and the Executive Committee.

INCUMBENT DIRECTORS WITH TERMS EXPIRING IN 2008

Nancy S. Donovan, 54, Director since 2003

Ms. Donovan is a founding partner in Circle Financial Group, LLC, New York, NY, a wealth advisory and private equity firm and the founding partner of Oakmont Partners, LLC, Lake Forest, IL, a private equity firm. From 1989 to 2001 Ms. Donovan was President and Chief Operating Officer of Morgan Stanley Credit Corporation, Riverwoods, IL.

Ms. Donovan is a member of the Audit Committee.

Herbert W. Moloney III, 54, Director since 2001

Mr. Moloney is President and Publisher of the Washington Examiner. From 2000 to March 2005 he was the Chief Operating Officer, North America, of Vertis, Inc., Baltimore, MD (“Vertis”), a privately held company that provides targeted advertising, media and marketing services.

Mr. Moloney is a member of the Audit Committee and Nominating and Corporate Governance Committee.

DIRECTORS’ MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s Board of Directors met nine times in fiscal 2005.

The Company’s Board of Directors has four committees. With the exception of the Executive Committee, each is composed of at least three independent directors and operates under a written charter, which are all available on the Company’s website www.lee.net by clicking on “Governance.” The Board of Directors of the Company has examined the relationship between each director and the Company and has determined that Ms. Donovan and Messrs. Mayer, Newman, Prichett and Vittert do not have any direct or material indirect relationship with the Company, other than in their respective capacities as directors, which would compromise their ability to act as independent directors as contemplated under the Listing Standards of the New York Stock Exchange. Vertis, for which Mr. Moloney served as Chief Operating Officer, North America until March 2005, provides the Company, in the normal course of business, with an Internet subscription service that allows access to advertising prototypes. Fees paid by the Company to Vertis for its services totaled $104,000 in fiscal 2005. In 2003, Vertis acquired The Newspaper Network, Inc. (“TNN”), which is in the business of placing advertising, including advertising in the Company’s newspapers, for its clients. TNN customarily receives fees from its clients for such services but receives no compensation from the Company. The Board of Directors does not consider the relationship between the Company and Vertis to be material to either party, and also considers Mr. Moloney an independent director of the Company.

No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he or she served during fiscal 2005. All of the incumbent directors attended the Company’s February 23, 2005 Annual Meeting of Stockholders. All directors are expected to attend each meeting of the Company’s Board of Directors and the committees on which they serve and are also expected to attend the Company’s annual meeting of stockholders.

Audit Committee

The Company’s Audit Committee met nine times in fiscal 2005. The Audit Committee has the responsibilities set forth in its charter with respect to the quality and integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the Company’s overall risk management profile; the independent public accountant’s qualifications and independence; the performance of the Company’s internal audit function and independent public accountants; and preparation of the annual Audit Committee Report to be included in the Company’s Proxy Statement.

Executive Compensation Committee

The Company’s Executive Compensation Committee met three times in fiscal 2005. Its functions are to administer the Company’s Retirement Account Plan, Supplementary Benefit Plan as Amended and Restated on April 26, 1990, the 1990 Long-Term Incentive Plan as amended, restated and extended on January 26, 1999, the Amended and Restated 1977 Employee Stock Purchase Plan and 2005 Supplemental Employee Stock Purchase Plan; to establish salary ranges and salaries, bonus formulae and bonuses, and participation in other benefit plans or programs for executive officers; to review employment terminations involving payment to any officer or other key executive in excess of $200,000; to approve employment contracts for executives extending beyond one year; and to approve the position description, performance standards and goals for cash bonus and restricted stock awards for the Chief Executive Officer of the

Company under the Company’s 2005 Incentive Compensation Program and to measure her related performance. In addition, the Executive Compensation Committee recommends to the Board of Directors significant employee benefit programs and bonus or other benefit plans affecting individuals on the executive payroll other than elected officers.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (“NCGC”) met three times in fiscal 2005. Its functions are to consider and recommend to the Board all nominees for possible election and re-election to the Board of Directors, and to consider all matters relating to the size, composition and governance of the Board and the general subject matter, size and composition of Board committees.

The NCGC regularly reviews the composition of the Board of Directors, anticipated openings and whether the addition of directors with particular experiences, skills or characteristics would make the Board of Directors more effective. The NCGC has not established any specific minimum criteria or qualifications that a nominee must possess. Rather, the NCGC seeks directors who possess integrity and other character traits, broad experience, expertise in their field, capacity to understand the Company’s business, a willingness to devote adequate time to duties of the Board of Directors and the ability to make independent judgments. The NCGC also considers if a potential nominee will otherwise qualify for membership on the Board of Directors and if the potential nominee will satisfy independence requirements of the New York Stock Exchange. In determining whether to recommend a director for re-election, the NCGC also considers the director’s past attendance at meetings and participation in and contributions to the Board of Directors.

Consideration of a nominee for the Board of Directors typically involves a series of internal discussions, review of a nominee’s background and experience and interviews of the nominee. In general, nominees are suggested by members of the Board of Directors or officers of the Company. The NCGC then meets to consider and approve the final nominees, and either makes its recommendation to the Board of Directors to fill a vacancy, add an additional member or recommend a slate of nominees to the Board of Directors for nomination or election to the Board of Directors. Director nominees recommended to the NCGC for election at an annual meeting of the stockholders are subject to approval by the full Board of Directors.

The NCGC will consider nominees recommended by the stockholders. The NCGC evaluates nominees proposed by stockholders using the same criteria as other nominees. A written nomination should be mailed or delivered to Mark Vittert, Chairman, NCGC, in care of the Company, at the address shown on the cover of this Proxy Statement. The nomination should include the stockholder’s name, address and the class and number of shares of the Company’s Common Stock and/or Class B Common Stock owned. It should also include the name, age, business and residence addresses of the individual being nominated, the nominee’s principal occupation or employment and the class and number of shares of the Company’s Common Stock or Class B Common Stock, if any, owned by the nominee, together with a statement indicating the nominee’s willingness to serve, if elected. To assist in the evaluation of nominees recommended by the stockholders, the NCGC may require the nominee to provide any additional information about the nominee as the NCGC may determine appropriate or desirable, including information required to be disclosed in the Company’s proxy statement under Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered by the NCGC for the slate recommended in the proxy statement for the 2007 annual meeting, stockholders must submit the required information to Mr. Vittert by September 15, 2006.

CORPORATE GOVERNANCE

The Company maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and charters for the independent committees of the Board of Directors. The corporate governance page can be found at www.lee.net by clicking on “Governance.” The documents noted above will also be provided without charge to any stockholder who requests them. Any changes to these documents, and any waivers granted by the Company with respect to its Code of Business Conduct and Ethics, will be posted on the Company’s website.

The Company’s policies and practices reflect corporate governance initiatives that are in compliance with the listing requirements of the New York Stock Exchange and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The Board of Directors has adopted clear corporate governance policies;

•	A majority of the board members are independent of the Company and its management;

•	The independent directors meet regularly without the presence of management;

•	All members of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee are independent;

•	The independent directors have designated an independent lead director to chair their meetings and consult with the Company’s Chief Executive Officer regarding matters considered by the independent directors;

•	The charters of the board committees clearly establish their respective roles and responsibilities;

•	The Company has a Code of Business Conduct and Ethics that is monitored by its Audit Committee and is annually affirmed by its directors and executive officers;

•	The Company’s Code of Business Conduct and Ethics applies to its principal executive officer and all members of its finance staff, including the principal financial and accounting officer;

•	The Company has a hotline available to all employees, and the Company’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls, or auditing matters; and

•	The Company’s internal audit function maintains critical oversight over the key areas of its business and financial processes and controls, and reports directly to the Company’s Audit Committee.

Stockholder communications to either the Board of Directors or the lead director should be sent to William E. Mayer, Lead Director, in care of the Company, at the address shown on the cover of this Proxy Statement.

COMPENSATION OF DIRECTORS

No Company employee receives any compensation for acting as a director.

For fiscal 2005, the Company paid all non-employee directors a $35,000 annual retainer. The Lead Director received an additional annual retainer of $10,000. The Chairman of the Audit Committee received a $10,000 annual retainer for acting as such and other committee chairmen received an annual retainer of $5,000. Non-employee directors received $1,000 for each Board or committee meeting attended and $1,000 for each Board or committee telephonic meeting. Effective January 1, 2006, the annual retainer has been increased to $40,000, and fees for meetings of the Board attended have been increased to $2,000. Directors engaged to provide consultative services are normally compensated at the rate of $1,500 per diem. No non-employee director provided such compensated consultative services in fiscal 2005.

Under the Amended and Restated 1996 Stock Plan for Non-Employee Directors, non-employee directors receive an annual grant of 1,500 shares of Common Stock, and may elect to receive all or 50% of the cash retainer and meeting fees described above in Common Stock of the Company.

The Board of Directors has authorized non-employee directors, prior to the beginning of any calendar year, to elect to defer receipt of all or any part of the cash compensation a director might earn during such year. Amounts so deferred will be paid to the director upon his or her ceasing to be a director or upon attaining any specified age between 60 and 70, together with interest thereon at the average rate of interest earned by the Company on its invested funds during each year. Alternatively, directors may elect to have deferred compensation credited to a “rabbi trust” established by the Company with an independent trustee, which administers the investment of amounts so credited for the benefit and at the direction of the trust beneficiaries until their accounts are distributed under the deferred compensation plan.

EQUITY COMPENSATION PLAN INFORMATION

Information as of September 30, 2005 with respect to equity compensation plans is as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance

Equity compensation plans approved by stockholders (1)(2)	981,218	$37.76	480,806

(1)	1990 Long-Term Incentive Plan.

(2)	Excludes purchase rights accruing under the Company’s Amended and Restated 1977 Employee Stock Purchase Plan (“ESPP”), which has a stockholder- approved reserve of 672,000 shares. Under the ESPP, each eligible employee may purchase shares up to 15% of base compensation not to exceed $25,000 on the last business day of April each year at a purchase price per share equal to 85% of the lower of the average of the high and low market price on either the first or last business day of the plan year. Also, excludes purchase rights accruing under the Company’s Supplemental Stock Purchase Plan (f/k/a the Pulitzer Inc. 2000 Stock Purchase Plan) (“Original SPP”), which has, as of September 30, 2005, 376,861 shares available for issuance under the rules of the New York Stock Exchange. Under the Original SPP, each eligible employee of St. Louis Post-Dispatch LLC and STL Distribution Services LLC may purchase shares up to 10% of base compensation on the last business day of each calendar quarter during the offering period at a purchase price per share equal to 85% of the market price on the last business day of each calendar quarter during the offering period.

PROPOSAL 2 - APPROVAL OF THE 2005

SUPPLEMENTAL EMPLOYEE STOCK PURCHASE PLAN

Introduction

On May 19, 2005, to enable employees of certain non-corporate affiliates of the Company to be acquired as part of the Pulitzer Inc. acquisition to purchase Common Stock under a payroll deduction arrangement, the Board of Directors adopted the Original SPP, effective upon the acquisition of Pulitzer Inc. As permitted by the rules of the New York Stock Exchange (“NYSE”), 382,467 shares of Pulitzer Inc.’s common stock (as existed on June 3, 2005) approved for issuance by the Pulitzer Inc. stockholders could be replaced with the Company’s Common Stock after the completion of the Pulitzer Inc. merger, subject to certain requirements, without further approval of the Company’s stockholders. The Company’s Board of Directors authorized 75,000 shares of the Company’s Common Stock for purchase under the Original SPP by the employees of St. Louis Post-Dispatch LLC and STL Distribution Services LLC. This offering extends through April 28, 2006. On November 16, 2005, the Board of Directors unanimously approved, and is proposing for stockholder approval, the Lee Enterprises, Incorporated 2005 Supplemental Employee Stock Purchase Plan (“Amended SPP”) to provide for the continuation of the Original SPP after the expiration date of the initial offering. The Amended SPP reduces the number of authorized shares of Common Stock approved for issuance from 382,467 shares to 135,000 shares. As required by the NYSE, the Company is seeking stockholder approval of the Amended SPP. As of the date hereof, an aggregate of 376,861 shares of Common Stock remain available for issuance under the Original SPP. On January 3, 2006, the closing sale price of the Common Stock was $37.20 as reported for NYSE-Composite Transactions.

Principal Terms of Amended SPP

The principal features of the Amended SPP are summarized below. This summary is qualified in its entirety by the provisions of the Amended SPP, a copy of which is attached hereto as Appendix A.

The Amended SPP enables employees of certain non-corporate affiliates of the Company to purchase Common Stock under a payroll deduction arrangement similar to the ESPP, which, by law, may cover only employees of the Company, its corporate affiliates and majority-owned limited liability companies. Under the Amended SPP, each eligible employee may purchase shares up to 10% of base compensation on the last business day of each calendar quarter during the offering period at a purchase price per share not less than 85% of the closing sale price per share of the Company’s Common Stock as recorded on the NYSE-Composite Transaction Tape on the last trading day (“Market Price”) of each calendar quarter during the offering period. Participants in the Amended SPP may also have cash dividends on all of their shares purchased through the Amended SPP automatically reinvested through the administrator’s purchase of the Company’s Common Stock on the open market. The purchase price of shares purchased by the administrator for participants will be the amount paid on the open market, rather than at a discount to the Market Price. Participants do not incur a commission or service charge when purchasing additional shares of the Company’s Common Stock under the Amended SPP using reinvested dividends.

The Executive Compensation Committee of the Board of Directors (“ECC”) determines which non-corporate affiliates will be covered by the Amended SPP. For purposes of the Amended SPP, a non-corporate affiliate is a partnership, limited liability company or other non-corporate entity at least fifty percent of the equity or voting interests of which are owned or controlled, directly or indirectly, by the Company, or any other non-corporate entity designated by the Board of Directors in which the Company has an ownership interest.

The non-corporate affiliates of the Company which participate at January 3, 2006 are the employees of St. Louis Post-Dispatch LLC and STL Distribution Services LLC. If the Amended SPP is approved by the stockholders, the employees of INN Partners, L.C., an Internet service company (doing business as TownNews.com), of which the Company owns 82.5%, will be allowed to participate in the next offering beginning May 1, 2006 under the Amended SPP offering. The approximate number of employees of these three entities who will be eligible to participate in the Amended SPP is 1,160.

Subject to appropriate adjustment for stock splits and other capital changes, at any point in time, the maximum number of shares of Common Stock available for issuance under the Amended SPP is equal to 135,000, inclusive of the 75,000 shares of the Company’s Common Stock authorized for purchase under the Original SPP by the employees of St. Louis Post-Dispatch LLC and STL Distribution Services LLC under the offering ending April 28, 2006. The ECC believes the number of authorized shares is appropriate and sufficient to satisfy the purposes of the Amended SPP through October 1, 2009, the year in which the Company will seek shareholder approval of additional shares of Common Stock for reauthorization of the Company’s ESPP.

Participation in the Amended SPP is completely voluntary. Employees who choose to enroll in the Amended SPP may designate up to 10% of their base cash compensation to be withheld during each Amended SPP offering period. Unless changed, an offering period is each three-month calendar quarter. The ECC expects to continue administration of the Amended SPP so that an employee’s payroll deductions are limited to the extent necessary to ensure that he or she does not purchase during any calendar year Common Stock that has a fair market value greater than $25,000. The ECC may further limit the number of shares a participant purchases during any offering period or calendar year in a manner which is consistent with the limitations imposed by law under the Amended SPP.

The amount of an employee’s payroll deductions under the Amended SPP is credited to a bookkeeping account maintained in the employee’s name. At the end of each offering period, the amount credited to a participant’s account is applied to the purchase of shares of Common Stock from the Company at a price equal to at least 85% of the Market Price of the Company’s Common Stock at that time, which shares are held in an account for the employee’s benefit in certificate form.

An employee may elect to terminate his or her participation during an offering period. An employee’s participation automatically terminates upon the termination of his or her employment. Upon termination of participation, payroll deductions cease and the amount credited to the participant’s account (representing previous uninvested payroll deductions) is paid in cash to the participant (or the participant’s beneficiary). A participant who voluntarily withdraws from the Amended SPP during an offering period may re-enroll for any subsequent offering period for which he or she is an eligible employee.

The Amended SPP will be administered by the ECC. Subject to the provisions of the Amended SPP, the ECC, acting in its sole and absolute discretion, has full power and authority to construe, interpret and apply the terms of the Amended SPP. The Board of Directors may amend or terminate the Amended SPP at any time, subject to stockholder approval of any amendment if and to the extent such approval is necessary or desirable to comply with applicable law or NYSE requirements.

Non-employee directors of the Company are not eligible to participate in the Amended SPP. There are no named executive officers of the Company who are currently eligible to participate in the Original SPP, nor does the ECC currently contemplate that any will participate under the Amended SPP. The following table shows the aggregate number of shares of Common Stock issued under the Original SPP in fiscal 2005, the purchase price per share thereof and the value per share of the 15% discount:

Number of Shares Issued in Fiscal 2005	Purchase Price Per Share of Shares Issued in Fiscal 2005	Value Per Share of the 15% Discount

5,606	$36.11	$6.37

U.S. Income Tax Considerations

Set forth below is a general summary of the federal income tax consequences associated with purchasing shares of Common Stock pursuant to the Amended SPP. Because it covers employees of the Company’s non-corporate affiliates, the Amended SPP does not qualify as an “employee stock purchase plan” within the meaning of Section 423 of Internal Revenue Code (the “Tax Code”).

A participant is taxed on amounts withheld from pay under the Amended SPP in the same way as if those amounts had instead been paid to the participant.

At the end of a quarter, when the amount withheld for a participant is applied to the purchase of Common Stock, the participant will realize ordinary income equal to the 15% purchase price discount. For example, if $850 is withheld from a participant’s pay during a quarter, then, at the end of the quarter, the $850 will be used to purchase common stock worth $1,000. The amount of the discount — $150 — will constitute taxable wages to the participant and will be subject to income and employment tax withholding.

Upon a later sale of shares of Common Stock purchased under the Amended SPP, a participant’s gain or loss will be measured by the difference between the amount realized on the sale and the value of the shares when they were purchased. For example, if shares worth $1,000 are purchased under the Amended SPP for $850, and if those shares are later sold for $1,200, the participant’s gain on the sale is $200 ($1,200-1,000). Gain or loss realized on the sale of shares acquired under the Amended SPP is long-term or short-term capital gain or loss, depending upon whether the shares are held by the participant for more than one year following the date they are acquired.

The Company recognizes a compensation expense and receives an income tax deduction for the aggregate amount of the 15% purchase price discount in the fiscal year in which the purchase is made.

* * * *

The affirmative vote of a majority of the voting power of all Common Stock and Class B Common Stock present in person or by proxy, voting as a single class, a quorum being present, will be required for the approval of the foregoing proposal.

The Board of Directors recommends that stockholders vote FOR Proposal 2 to approve the 2005 Supplemental Employee Stock Purchase Plan.

PROPOSAL 3 - APPROVAL OF AMENDMENT

OF THE LONG-TERM INCENTIVE PLAN

Introduction

The Board of Directors has unanimously approved, and is proposing for stockholder approval, the amended Lee Enterprises, Incorporated Long-Term Incentive Plan (Effective October 1, 1999) (the “LTIP”). The sole amendment to the LTIP is authorization of an additional 1,000,000 shares of the Company’s Common Stock in support of future awards under the LTIP. The other material features of the LTIP remain the same as under the terms of the LTIP previously approved by the stockholders. The LTIP was first approved by the stockholders in 1990, and has been utilized as a principal feature of the Company’s compensation program continuously since 1990. Although the LTIP has no expiration date, no incentive stock options may be granted under the LTIP after October 1, 2009.

The Board of Directors of the Company believes that the Company’s LTIP has proved to be an important means of attracting, retaining and motivating individuals of exceptional training, experience and ability. The Board of Directors also believes that it is vitally important to the success of the Company to continue to provide its key employees with long-term compensation incentives and equity opportunities linked, of course, to the success of the Company’s operations and a commensurate return to the stockholders.

Increased Shares Available for Awards

The total number of shares of Common Stock currently authorized for grant or issuance under the LTIP is 2,250,000. Under the proposed amendment, the number of shares available for future grant or issuance would be increased to 3,250,000 shares of the Company’s Common Stock. This amount is subject to adjustment for stock splits and dividends and certain other corporate changes in accordance with the LTIP and to increase by outstanding options or awards issued under the LTIP which in the future may be forfeited, surrendered or otherwise terminated, unexercised or not vested, and by shares tendered in payment of the option price or withholding taxes in respect of which replacement options are granted, together with all awards available, forfeitures and shares reserved for issuance in respect of all outstanding stock options and restricted Common Stock awards at October 1, 1999. The Board of Directors is recommending the addition of 1,000,000 shares to the total shares available under the LTIP to enable the Company to meet its expected annual awards through October 1, 2009.

If the stockholders approve the amendment to the LTIP, the maximum number of shares that may be issued after January 3, 2006 (the record date for the Annual Meeting), would be increased to 2,260,221 shares. This number represents 1,066,341 shares subject to outstanding awards as of January 3, 2006, 193,880 shares available for, but not yet subject to, a grant or award as of January 3, 2006, plus the additional 1,000,000 shares authorized by the LTIP amendment. The closing price of the Company’s Common Stock on the New York Stock Exchange on January 3, 2006 was $37.20 per share.

The following summary sets forth the principal features of the LTIP. This summary is qualified in its entirety by the complete text of the LTIP set forth in Appendix B to this Proxy Statement.

Principal Terms of LTIP

The LTIP is administered by the ECC. No non-employee director is eligible to receive any benefits under the LTIP. However, employee directors of the Board of Directors are eligible. The ECC has broad authority to interpret and amend the LTIP, to make all determinations necessary or advisable for the administration of the LTIP, and to issue and reissue awards under terms and conditions it may deem appropriate. The LTIP places an annual limit of 200,000 shares of the Company’s Common Stock available for stock options that may be granted to any one participant. All key employees of the Company, its subsidiaries, and designated affiliates are eligible for awards under the LTIP. In 2005 there were 182 recipients of LTIP awards.

Under the LTIP the ECC has the power to fix and accelerate vesting periods. The ECC presently intends to fix such periods in general so that they are not less than one year.

During the term of the LTIP a change in the outstanding shares of Common Stock may occur because of a stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change or distribution to holders of the Company’s Common Stock other than cash dividends. In such circumstances, the ECC may make such substitution or adjustment, if any, as it deems equitable to the number or kind of shares of Common Stock or other securities available for issuance under the LTIP. This may include substitution or adjustment of the number of outstanding stock options or option prices and the number of outstanding awards of other types.

Purchase Price and Other Terms

Incentive and Non-Qualified Stock Options

Incentive stock options are defined in Section 422 of the Tax Code. Non-qualified stock options granted under the LTIP do not meet the requirements of Section 422 of the Tax Code. The ECC may grant both types of stock options, except that incentive stock options can only be granted to participants who are employees of the Company or a subsidiary.

The option price for incentive and non-qualified stock options will be determined by the ECC. For incentive stock options, it may not be less than 100% of the stock’s fair market value on the date granted. For non-qualified stock options, the option price may not be less than 50% of the stock’s fair market value on the date granted. However, the Company’s practice is to issue such options at fair market value on the date of the grant.

Fair market value on any given date for this and other purposes of the LTIP, in the ECC’s discretion, will be either i) the average of the high and low prices of the Common Stock of the Company, or ii) the closing price of the Common Stock, on the date on which it is to be valued under the terms of the LTIP, as reported for NYSE-Composite Transactions.

Under the terms of the Company’s current forms of Incentive and Non-Qualified Stock Option Agreements, incentive and non-qualified stock options become exercisable in installments of 30% of the shares subject to the option one year after the date of grant, an additional 30% after two years and the final 40% after three years. The options may be exercised at any time prior to ten (10) years from the original grant date.

The forms of Incentive and Non-Qualified Stock Option Agreements also provide that each participant will forfeit non-vested option awards upon termination of employment for any reason other than death, permanent and total disability or retirement (as defined in the Agreements), unless otherwise determined by the ECC.

Restricted Stock

The ECC has the sole authority to determine the number of shares of restricted Common Stock (“restricted stock”) a participant may receive as an award and the purchase price, if any, to be paid by a participant for such restricted stock. Participants have not paid any purchase price for restricted stock awarded under the LTIP, and the ECC expects to continue this practice. Prior to the lapse of restrictions on shares of restricted stock, a participant will have all other rights of a stockholder with respect to the shares, including all dividends paid in respect thereof (except in the case of restricted stock tied to specific performance criteria established by the ECC), subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the participant’s restricted stock agreement governing the terms of the award.

The Company’s current form of Restricted Stock Agreement requires that each participant who receives an award of restricted stock must remain in the employ of the Company for a period of three (3) years or other period as designated by the ECC before restrictions on transfer lapse. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the restricted period. At the end of the restricted period, participants (other than affiliates of the Company) are free to dispose of the formerly restricted Common Stock and any resale restrictions lapse.

Eligibility Under Section 162(m)

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Tax Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria will be based on one or more of the factors set forth in the Company’s 2005 Incentive Compensation Program (which was approved by the stockholders at the 2005 Annual Meeting).

LTIP Benefits

Awards under the LTIP in 2005 to the Named Executive Officers are set forth in the columns “Long Term Compensation Awards” in the Summary Compensation Table, in the “Option Grants For Year Ended September 30, 2005” table, and in the “Aggregate Option Exercises in Year Ended September 30, 2005 and Fiscal and Fiscal Year- end Option Values” tables. In fiscal 2005, options covering 123,850 shares of the Company’s Common Stock and 120,710 shares of restricted stock (including the Chief Executive Officer’s target award) were granted to current executive officers as a group under the LTIP, and options covering 51,070 shares of the Company’s Common Stock and 42,520 shares of restricted stock were granted under the LTIP to all employees (excluding executive officers) as a group. Since it is within the discretion of the ECC to determine which employees are to receive options and restricted stock, it is presently not possible to state which employees are to receive such grants or awards or the number of shares that may be granted.

Payment for Securities Purchased Under the Plan

Payment of the purchase price of Common Stock to be purchased under the LTIP may be made in cash, by note, by the tender of already owned shares of Common Stock (valued at the fair market value on the exercise date) or by a combination of cash and shares of Common Stock.

Payment to exercise vested stock options may also be made by delivering previously awarded restricted stock. Such restricted stock must have been held by a participant for at least one year before it can be used as payment to exercise stock options. The limitations (e.g., holding period) accompanying the restricted stock will remain in effect and applicable to the corresponding number of shares issued upon a stock option exercise until they lapse according to their original terms.

Replacement Stock Options

Under the LTIP, the ECC is authorized to issue “accelerated ownership non-qualified stock options.” A participant may surrender shares of Common Stock which he or she has owned for at least one year at the time of stock option exercise to pay for shares purchased under the option or as payment for applicable withholding taxes. At that time, a new, non-qualified stock option will be granted to the participant for the number of shares that were turned in. Shares tendered at the time of exercise will be available for issuance under future grants.

The new grant, or “replacement” option, is priced at the current fair market value at the date of exercise of the original option, but is limited to the term remaining under the original option which the participant exercised. The “replacement” option may not be exercised for one year after its grant.

Dividends, Equivalents, and Voting Rights; Cash Payments

The ECC may provide that any award of restricted stock or other stock-based awards under the LTIP may earn dividends, dividend equivalents and voting rights prior to either vesting or earn-out and cash payments in lieu of or in addition to an award.

Payment of Withholding Taxes

The Company may deduct from all amounts paid in cash any taxes required by law or other amounts authorized by a participant to be withheld.

The ECC may permit a participant who receives an award in the form of Common Stock to satisfy the obligation for such withholding or deduction in either of two ways. First, the ECC may permit the participant to deliver shares of Common Stock already owned. Second, the ECC may permit the Company to retain from the participant’s distribution of Common Stock awarded the number of shares of Common Stock having a fair market value equal to the amount to be withheld or deducted.

Resale Restrictions

No LTIP award (including stock options or restricted stock) may be assigned or transferred, and no right or interest of any participant may be subject to any lien, obligation or liability of the participant. An exception is permitted for a transfer under a will or according to the laws of descent or distribution.

Change of Control

The LTIP provides, upon the occurrence of a change of control:

•	accelerated exercisability and vesting of stock option and restricted stock awards;

•	cash-outs of non-qualified stock option and restricted stock awards and, in the case of incentive stock options, any stock appreciation rights;

•	appropriate adjustments or prorations of awards; and

•	assumption of the awards by a successor to the Company or the issuance of substitute awards.

These provisions are generally available to participants, unless the ECC determines otherwise at the time of grant or accounting treatment necessary to preserve the appropriate accounting for the change-of-control transaction precludes their use.

Amendment and Termination

The Board of Directors may amend, suspend or terminate the LTIP or any portion thereof and any award thereunder at any time. However, no amendment shall be made without stockholder approval which shall:

•	increase (except as required for stock dividends, splits, etc.) the total number of shares reserved for issuance pursuant to the LTIP;

•	change the class of employees eligible to be participants;

•	decrease the minimum option prices stated therein (other than to change the manner of determining fair market value to conform to any then applicable provision of the Tax Code and regulations thereunder);

•	extend the expiration date of the LTIP as it applies to incentive stock options; or

•	withdraw the administration of the LTIP from the ECC.

The ECC may, however, amend the LTIP in such manner as may be necessary to have the LTIP conform with applicable law and rules and regulations thereunder. Also, following a change of control the Board may not amend the LTIP in a manner that would adversely affect any outstanding award of a participant without the written consent of such participant.

The LTIP has no fixed termination date, and may be terminated by the Board at any time. Termination of the LTIP will not affect the status of any awards outstanding at the date of termination.

U.S. Income Tax Considerations

Stock option grants under the LTIP may be intended to qualify as incentive stock options under Section 422 of the Tax Code or may be non-qualified stock options governed by Section 83 of the Tax Code. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the Common Stock on the exercise date and the stock option grant price. The Company will be entitled to a corresponding deduction on its income tax return. A participant will have no taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. The Company may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Restricted stock is also governed by Section 83 of the Tax Code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid on the value of the stock at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.

* * * *

The affirmative vote of a majority of the voting power of all Common Stock and Class B Common Stock present in person or by proxy, voting as a single class, a quorum being present, will be required for the approval of the foregoing proposal.

The Board of Directors recommends that stockholders vote FOR Proposal 3 to amend the Long-Term Incentive Plan.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information as of November 30, 2005 as to each person known by the Company to own beneficially more than five (5%) percent of the Common Stock or Class B Common Stock of the Company. Holders of Class B Common Stock are entitled to ten votes per share on all matters.

Beneficial Owners	Common Stock	Percent (1) of Class	Class B Common Stock		Percent of Class
Private Capital Management, L.P. (2) 8889 Pelican Bay Blvd. Naples, FL 34108	8,150,889	20.6%	---		---%

Ariel Capital Management, Inc. (3) 200 E. Randolph Street Suite 2900 Chicago, IL 60601	7,297,613	18.5	---		---

Eubel Brady & Suttman Asset Management, Inc. (4) 7777 Washington Village Drive Suite 210 Dayton, OH 45459	2,367,382	6.0	---		---

Schermer Management Corporation (5) General Partner Schermer Investment Partnership, L.P. c/o Sachnoff & Weaver Ltd. 30 S. Wacker Drive, Suite 2900 Chicago, IL 60606-7413	---	---	1,163,966		16.8

Lloyd G. Schermer (5)(6) c/o Sachnoff & Weaver Ltd. 30 S. Wacker Drive, Suite 2900 Chicago, IL 60606-7413	---	---	520,036	(5)	7.5	(5)

Betty A. Schermer (5)(7) c/o Sachnoff & Weaver Ltd. 30 S. Wacker Drive, Suite 2900 Chicago, IL 60606-7413	---	---	410,016	(5)	5.9	(5)

Gregory P. Schermer (5)(8) c/o Lee Enterprises, Incorporated 201 North Harrison Street, Suite 600 Davenport, IA 52801-1924	73,270	*	528,970	(5)	7.6	(2)

Grant E. Schermer (5)(9) c/o Sachnoff & Weaver Ltd. 30 S. Wacker Drive, Suite 2900 Chicago, IL 60606-7413	99	*	513,346	(5)	7.4	(5)

Lee Endowment Foundation (10) c/o First Citizens National Bank 2601 Fourth Street P.O. Box 1708 Mason City, IA 50402	176,065	*	517,648		7.5

*	Less than one percent of the class.

(1)	The Class B Common Stock is convertible on a share-for-share basis into Common Stock at the option of the stockholder. As a result, pursuant to Rule 13d-3(d)(1) of the Exchange Act, a stockholder is deemed to have beneficial ownership of the shares of Common Stock which such stockholder may acquire upon conversion of the Class B Common Stock. In order to avoid overstatement, the amount of Common Stock beneficially owned does not take into account such shares of Common Stock which may be acquired upon conversion (an amount which is equal to the number of shares of Class B Common Stock held by a stockholder). The percentage of outstanding Common Stock does not take into account shares of Common Stock which may be issued upon conversion of the Class B Common Stock.

(2)	The information is based solely on a report on Schedule 13G, dated February 14, 2005, filed by Private Capital Management, L.P. (“PCM”) with the Securities and Exchange Commission. PCM reported sole voting power and sole dispositive power with respect to none of the reported shares.

(3)	The information is based solely on a report on Schedule 13G, dated February 14, 2005, filed by Ariel Capital Management, Inc. (“Ariel”) with the Securities and Exchange Commission. Ariel reported sole voting power with respect to 5,669,773 of the reported shares and sole dispositive power with respect to 7,293,868 shares.

(4)	The information is based solely on a report on Schedule 13G, dated February 14, 2005, filed by Eubel Brady & Suttman Asset Management, Inc. (“EBS”) with the Securities and Exchange Commission. EBS reported sole voting power and sole dispositive power with respect to none of the reported shares.

(5)	Schermer Investment Partnership, L.P. (“SIP”), a limited partnership established for family investment planning, owns 1,163,966 shares of Class B Common Stock. Schermer Management Corporation, a Colorado corporation (“SMC”), is the sole general partner of SIP charged with management of the business of SIP, including voting and investment powers with regard to the Class B Common Stock held by SIP. SMC has four equal stockholders: Gregory P. Schermer and trusts for the benefit of Lloyd G. Schermer, Betty A. Schermer and Grant E. Schermer. The Board of Directors of SMC consists of Lloyd G. Schermer, Betty A. Schermer, Gregory P. Schermer and Grant E. Schermer (collectively, the “SMC Directors”). No SMC Director may act individually with regard to voting or investment of the shares of Class B Common Stock held by SIP. Such actions require the majority vote of three SMC directors. By virtue of these actions with regard to the shares held by SIP, Lloyd G. Schermer, Betty A. Schermer, Gregory P. Schermer and Grant E. Schermer could be deemed to comprise a “group” within the meaning of SEC regulations. If deemed such a group, Gregory P. Schermer, Lloyd G. Schermer, Betty A. Schermer and Grant E. Schermer, individually or through trusts, may each be deemed to be the beneficial owner of these 1,163,966 shares of Class B Common Stock, and in the aggregate, this group would beneficially own 2,726,318 shares or 39.3% of the outstanding shares of the Class B Common Stock.

(6)	Class B Common Stock includes (i) 20,000 shares of Class B Common Stock owned by a trust as to which Lloyd G. Schermer possesses sole voting and investment powers; (ii) 110,020 shares of Class B Common Stock held by a trust and 320,700 shares of Class B Common Stock held by a charitable foundation as to which Mr. Schermer shares voting and investment powers; and (iii) 49,316 shares of Class B Common Stock owned by a trust as to which Betty A. Schermer possesses sole voting and investment powers. Mr. Schermer disclaims beneficial ownership of all the shares of Class B Common Stock listed in (ii) and (iii) above and all shares of Class B Common Stock beneficially owned by Betty A. Schermer, Gregory P. Schermer and Grant E. Schermer. See also footnote (5) above with regard to the ownership by SIP of 1,163,966 shares of Class B Common Stock.

(7)	Class B Common Stock includes (i) 69,316 shares of Class B Common Stock owned by a trust as to which Betty A. Schermer possesses sole voting and investment powers; (ii) 320,700 shares of Class B Common Stock held by a charitable foundation as to which Mrs. Schermer shares voting and investment powers; and (iii) 20,000 shares of Class B Common Stock owned by a trust as to which Lloyd G. Schermer possesses sole voting and investment powers. Mrs. Schermer disclaims beneficial ownership of all the shares of Class B Common Stock listed in (ii) and (iii) above and all shares of Class B Common Stock beneficially owned by Lloyd G. Schermer, Gregory P. Schermer and Grant E. Schermer. See also footnote (5) above with regard to the ownership by SIP of 1,163,966 shares of Class B Common Stock.

(8)

Common Stock includes (i) 2,000 shares of Common Stock held by a trust for the benefit of Gregory P. Schermer’s minor son as to which Mr. Schermer possesses sole voting and investment power; and (ii) 46,218 shares of Common Stock subject to acquisition within 60 days by the exercise of outstanding stock options. Class B Common Stock includes (i) 522,970 shares of Class B Common Stock over which Mr. Schermer possesses sole voting and investment powers, of which 6,000 shares of Class B Common Stock are held by a trust for the benefit of his minor son and 4,000 shares of Class B Common Stock are held by a trust for the benefit of a minor daughter as to which Mr. Schermer possesses sole voting and investment powers; and (ii) 6,000 shares of Class B Common Stock owned by his spouse. Mr. Schermer disclaims beneficial ownership of all shares of Common Stock and Class B Common Stock held by his spouse and the trusts for the benefit of his son and a minor daughter and all shares of Class B Common Stock beneficially owned by Lloyd G. Schermer, Betty A. Schermer and Grant E. Schermer. See also footnote (5) above with regard to the ownership by SIP of 1,163,966 shares of Class B Common Stock.

(9)	Class B Common Stock includes (i) 513,146 shares of Class B Common Stock over which Grant E. Schermer possesses sole voting and investment powers; and (ii) 200 shares of Class B Common Stock held by a trust as to which Mr. Schermer shares voting and investment powers. Mr. Schermer disclaims beneficial ownership of all shares of Class B Common Stock owned by Lloyd G. Schermer, Betty A. Schermer and Gregory P. Schermer. See also footnote (5) above with regard to the ownership by SIP of 1,163,966 shares of Class B Common Stock.

(10)	The information for Common Stock is based solely on the stock records of the Company. The information for Class B Common Stock is based solely on a report on Schedule 13G, dated January 22, 2003, filed by Lee Endowment Foundation (“Lee Endowment”) with the Securities and Exchange Commission. Lee Endowment reported sole voting power and sole dispositive power with respect to 517,648 shares. It is independently governed and is not an affiliate of the Company.

The following table sets forth information as to the Common Stock and Class B Common Stock of the Company beneficially owned as of November 30, 2005 by each director and nominee, each of the named executive officers listed in the Summary Compensation Table below, and by all directors and executive officers as a group:

Name of Beneficial Owner	Common Stock	Percent of Class	Class B Common Stock	Percent of Class
Richard R. Cole	---	*	---	---%

Nancy S. Donovan	5,473	*	---	---

James W. Hopson (2)	64,974	*	---	---

Mary E. Junck (2)	426,049	1.1	---	---

Vytenis P. Kuraitis (2)	46,320	*	---	---

William E. Mayer	11,979	*	---	---

Herbert W. Moloney III	5,500	*	---	---

Andrew E. Newman	10,000	*	---	---

Gordon D. Prichett	3,600	*	---	---

Gregory P. Schermer (1) (2)	73,270	*	528,970	7.6

Carl G. Schmidt (2)	83,091	*	---	---

Greg R. Veon (1) (2)	133,450	*	5,804	*

Mark Vittert	10,000	*	---	---

All executive officers and directors as a group (18 persons) (2)	978,901	2.5%	534,774	7.7

*	Less than one percent of the class.

(1)	The following directors and named executive officers disclaim beneficial ownership of the following shares, included above: Mr. Schermer – 6,000 shares of Class B Common Stock owned by his spouse, 2,000 shares of Common Stock and 6,000 shares of Class B Common Stock held by a trust for the benefit of his minor son, and 4,000 shares of Class B Common Stock held by a trust for the benefit of a minor daughter; and Mr. Veon – 400 shares of Common Stock held by his sons.

(2)	The table includes the following shares of Common Stock subject to acquisition within 60 days by the exercise of outstanding stock options: Mr. Hopson – 48,705; Ms. Junck – 199,375; Mr. Kuraitis – 25,745; Mr. Schermer – 46,218; Mr. Schmidt – 52,588; Mr. Veon – 83,629; and all executive officers and directors as a group – 522,381.

EXECUTIVE COMPENSATION

The following table and discussion summarize the compensation which the Company paid for services rendered in all capacities for the fiscal year ended September 30, 2005 to the Chief Executive Officer of the Company and to each of the four other most highly compensated executive officers.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual	Restricted Stock		Stock Options		All Other
			(6)	(7)	(6)(8)		(6)		(11)
Mary E. Junck Chairman, President and Chief Executive Officer (1)	2005 2004 2003	$775,000 750,000 700,000	$1,100,000 1,080,000 950,000	$ --- --- ---	$3,156,700 2,310,500 1,905,600	(9)(12) (9) (9)	45,000 50,000 50,000		$265,200 242,800 206,600

Carl G. Schmidt Vice President, Chief Financial Officer and Treasurer (2)	2005 2004 2003	400,000 375,000 340,000	317,600 240,900 238,400	--- --- ---	302,900 276,800 177,300		13,110 12,360 12,000	(10)	106,400 85,100 75,900

James W. Hopson Vice President – Publishing (3)	2005 2004 2003	350,000 350,000 340,000	57,900 66,000 178,900	--- --- ---	97,000 194,800 164,400		4,200 7,020 11,000		56,300 72,800 65,500

Greg R. Veon Vice President – Publishing (4)	2005 2004 2003	325,000 310,000 300,000	118,300 191,100 138,200	--- --- ---	239,200 224,900 164,400		10,350 8,950 11,000	(10)	73,000 61,100 70,400

Vytenis P. Kuraitis Vice President – Human Resources (5)	2005 2004 2003	206,000 200,000 193,000	200,000 135,400 136,400	--- --- ---	122,800 126,700 99,500		5,310 8,953 7,173	(10) (10)	60,000 44,800 42,800

(1)	Ms. Junck was elected Chairman, President and Chief Executive Officer in January 2002. From January 2001 to January 2002 she served as President and Chief Executive Officer. From January 2000 to January 2001 she served as President and Chief Operating Officer. From May 1999 to January 2000 she served as Executive Vice President and Chief Operating Officer.

(2)	Mr. Schmidt was elected Vice President, Chief Financial Officer and Treasurer in May 2001.

(3)	Mr. Hopson was elected a Vice President – Publishing and named Publisher of the Wisconsin State Journal in July 2000. In January 2005, he was elected President of Madison Newspapers, Inc.

(4)	Mr. Veon was elected a Vice President – Publishing in November 1999.

(5)	Mr. Kuraitis was elected Vice President – Human Resources in 1997.

(6)	The Executive Compensation Committee of the Company (“ECC”) meets following the conclusion of the Company’s fiscal year to determine, among other things, the annual bonus and long term compensation grants to be awarded, if any, for the fiscal year just concluded. The Summary Compensation Table includes the value of shares of restricted Common Stock and the number of stock options granted by the ECC under the Company’s 1990 Long-Term Incentive Plan for the corresponding fiscal year. Bonuses were also awarded for fiscal 2005 related to successful completion of the acquisition of Pulitzer Inc.

(7)	Omitted if amounts are less than the lesser of $50,000 or 10% of compensation. Other annual compensation includes, depending upon the position, participation in the ESPP, an automobile allowance, club dues, term life insurance, an annual medical examination, home internet access, a personal computer for home use and/or other limited benefits. The Company does not allow use of its aircraft for trips not related to its business. The Company does not provide tax reimbursements to employees, except for reimbursement of certain relocation costs or upon termination of employment in connection with a change of control of the Company.

(8)	Represents shares of restricted Common Stock in the following amounts granted to the named executive officers for fiscal 2005, 2004, and 2003, respectively.

	2005			2004			2003
	Number		Per Share	Number		Per Share	Number		Per Share

Mary E. Junck	50,000 15,000 9,700	(12) (9) (9)	$39.60 47.64 47.64	48,500 --- ---	(12)	$47.64 --- ---	40,000 --- ---	(9)	$47.64 --- ---
Carl G. Schmidt	7,650		$39.60	5,810		$47.64	4,100		$43.24
James W. Hopson	2,450		39.60	4,090		47.64	3,800		43.24
Greg R. Veon	6,040		39.60	4,720		47.64	3,800		43.24
Vytenis P. Kuraitis	3,100		39.60	2,660		47.64	2,300		43.24

As of September 30, 2005, the aggregate number of shares of restricted Common Stock held by each of the named executive officers, and the dollar value of such shares, were: Ms. Junck, 123,500 shares ($5,246,300); Mr. Schmidt, 12,310 shares ($522,900); Mr. Hopson, 10,290 shares ($437,100); Mr. Veon, 10,920 shares ($463,900); and Mr. Kuraitis, 6,360 shares ($270,200). The dollar values are based on the closing price of the Company’s Common Stock of $42.48 on September 30, 2005. Holders of shares of restricted Common Stock, other than target awards as described below, receive the same cash dividends as other holders of Common Stock. Such dividends are not included in the Summary Compensation Table.

(9)	On November 19, 2004, 40,000 shares of restricted Common Stock granted to Ms. Junck in November 2003 (and 35,000 shares of restricted Common Stock granted in November 2002) were cancelled and reissued. Vesting of the cancelled shares was not dependent upon future performance of the Company. The reissued shares of restricted Common Stock are identical to the cancelled shares with respect to voting rights and timing of vesting; however, the reissued shares are not eligible for dividends until after the specific performance goals established by the ECC are met. The value per share to Ms. Junck upon vesting is unchanged. The reissued shares were target awards subject to adjustment based on specified performance criteria established by the ECC. The ECC also granted to Ms. Junck a target award of 48,500 shares for fiscal 2004. As the specified performance goal was exceeded, 15,000 additional shares of restricted Common Stock were issued, effective November 19, 2005, with respect to the 2002 and 2003 target awards, and 9,700 additional shares were issued with respect to the 2004 target award. The Company believes the reissued shares meet the criteria for performance-based compensation under Section 162(m) of the Tax Code. Due to increases in the price of the Company’s Common Stock from the original grant dates to November 19, 2004, the reissued shares have a fair market value in excess of the cancelled shares in the amount of $705,800.

(10)	Includes replacement, or “reload,” options awarded at fair market value at date of exercise of non-qualified stock options as follows: Mr. Schmidt, 2,400 in 2004; Mr. Veon, 850 in 2004; and Mr. Kuraitis 4,393 in 2004 and 173 in 2003. Such options have a term equal to the remaining term of the options exercised and are exercisable after one year.

(11)	Represents direct and matching contributions by the Company on behalf of the named individuals to the Company’s Retirement Account Plan and Supplementary Benefit Plan.

(12)	Restricted Common Stock target award under the Company’s 2005 Incentive Compensation Program.

Option Grants For Year Ended September 30, 2005

The following table summarizes option grants to named executive officers for fiscal 2005:

Name	Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Grant Date Present Value
Mary E. Junck	45,000	25.7%	$39.60	11/18/2015	$394,200
Carl G. Schmidt	13,110	7.5	39.60	11/18/2015	114,800
James W. Hopson	4,200	2.4	39.60	11/18/2015	36,800
Greg R. Veon	10,350	5.9	39.60	11/18/2015	90,700
Vytenis P. Kuraitis	5,310	3.0	39.60	11/18/2015	46,500

(1)	The options granted to the named individuals (other than replacement options) were determined by the Executive Compensation Committee following review of each individual’s performance in fiscal year 2005, and become exercisable in installments of 30% of the original grant on each of the first and second anniversaries of the grant date and 40% on the third anniversary. All options are for Common Stock and have an exercise price equal to the closing market price of the stock on the grant date. The lesser of 25% or the maximum number of shares permitted by law are designated as incentive stock options, and the balance are non-qualified options. All options were granted under the Company’s 1990 Long-Term Incentive Plan, the provisions of which, among other things, allow an optionee exercising an option to satisfy the withholding tax obligations by electing to have the Company withhold shares of stock otherwise issuable under the option with a fair market value equal to such obligations. The Plan also permits an optionee exercising an option to satisfy the exercise price by delivering previously awarded restricted stock or previously owned Common Stock. The limitations accompanying any restricted stock delivered at the exercise of an option remain in effect and apply to the corresponding number of shares issued upon the stock option exercise until they lapse according to their original terms.

(2)	The “grant date present value” is a hypothetical fair value ($8.76 for November 18, 2005 grants) determined under the Black-Scholes Option Pricing Model using certain specified assumptions. The range of assumptions used in calculating the values is as follows:

Factor	Grant of November 18, 2005
Dividend yield	1.7%
Volatility	21.7%
Risk-free interest rate	4.4%
Expected life (years)	4.7

The Company’s stock options are not transferable, are subject to a risk of forfeiture, and the actual value of the stock options that an executive officer may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price.

Aggregate Option Exercises in Year Ended September 30, 2005 and Fiscal Year End Option Values

The following table summarizes, for named executive officers, option exercises in fiscal 2005 and unrealized value at September 30, 2005:

Name	Number of Shares Acquired On Exercise	Value Realized	Number of Unexercised Options at September 30, 2005 Exercisable(E) Unexercisable (U)		Value of Unexercised In-the-Money Options at September 30, 2005 Exercisable (E) Unexercisable (U)
	(1)	(2)		(3)		(4)
Mary E. Junck	---	$ ---	E	137,375	E	$1,001,600
			U	117,000	U	319,700

Carl G. Schmidt	---	---	E	38,000	E	260,300
			U	26,360	U	79,900

James W. Hopson	---	---	E	35,300	E	260,300
			U	22,720	U	79,900

Greg R. Veon	23,605	507,400	E	69,900	E	755,000
			U	23,800	U	79,900

Vytenis P. Kuraitis	67	600	E	17,699	E	91,800
			U	14,260	U	48,000

(1)	All options are for Common Stock and were granted under the Company’s 1990 Long-Term Incentive Plan.

(2)	Market value of underlying securities at exercise date minus the exercise price.

(3)	Options granted under the Company’s 1990 Long-Term Incentive Plan become exercisable in three installments over a period of three years from the date of grant. The number of unexercisable options shown excludes those granted by the Executive Compensation Committee in November 2005 for the fiscal year ended September 30, 2005. Replacement, or “reload,” options are awarded at fair market value at date of exercise of non-qualified stock options. Such options have a term equal to the remaining term of the options exercised and are exercisable after one year.

(4)	Market value of underlying securities at September 30, 2005 ($42.48), minus the exercise price.

Benefit Plans and Retirement Programs

Under the Company’s Retirement Account Plan and Supplementary Benefit Plan, the Company matches, upon eligibility, employee contributions up to 5.0% of employee compensation and, in addition, contributes 4.96% of a participant’s total compensation plus an additional 4.56% of such compensation in excess of $90,000. These retirement plans are defined contribution plans. Company and employee contributions are invested according to investments selected by the employee, and the total amount is paid following retirement. Company contributions fully vest after six years of service for the Company’s Retirement Account Plan. Contributions to the Supplementary Benefit Plan are vested immediately. Amounts credited in fiscal 2005 under the Retirement Account Plan and Supplementary Benefit Plan to the accounts of named executive officers are listed in the Summary Compensation Table under the caption “All Other Compensation.”

Change-of-Control Employment Agreements

The Board of Directors has approved employment agreements between the Company and its executive officers, including each of the named executive officers, which become effective upon a change of control or in the event of a termination of employment in anticipation of a change of control. The agreements extend for three years, but renew annually for a new three-year period unless the Company gives prior notice of termination. The agreements provide that each such officer is to remain an employee for a three-year period following a change of control of the Company (the “Employment Period”). During the Employment Period, the officer is entitled to (i) an annual base salary, payable monthly in an amount at least equal to his or her highest monthly base salary during the year prior to the change of control, (ii) an annual bonus in an amount at least equal to his or her highest annual bonus in the three years prior to the change of control, and (iii) continued participation in the Company’s incentive, savings, retirement and welfare benefit plans. The officer also is entitled to payment of expenses and fringe benefits to the extent paid or provided to (a) such officer prior to the change of control or (b) other peer executives of the Company.

If during the Employment Period, the officer’s employment is terminated other than for “Cause” or disability or the officer terminates his or her employment for “Good Reason”, including a detrimental change in responsibilities or a reduction in salary or benefits, the officer will be entitled to the following benefits: (i) all accrued and unpaid compensation; (ii) a severance payment equal to three times the sum of such officer’s (a) annual base salary, and (b) highest recent annual bonus; (iii) payment equal to the retirement contribution that the officer would have been eligible to receive from the Company under the terms of the Company’s Retirement Account Plan and Supplementary Benefit Plan (or successor plan or program then in effect), determined as if the officer were fully vested thereunder and had continued (after the date of termination) to be employed for an additional three years at the officer’s highest recent annual compensation for purposes of determining the basic contributions and supplemental contributions; (iv) the amount of any forfeited benefits under the Company’s Savings Plan, as defined; and (v) any legal fees and expenses incurred by the officer in asserting legal rights in connection with the agreement. The officer shall also be entitled to continued welfare benefits for three years and outplacement services. Subject to certain limits on payments, the agreement also requires tax “gross-up” payments to the officer to mitigate any excise tax imposed on the officer under Sections 280G and 4999 of the Tax Code, and any penalties and interest in connection with a change of control. These payments would be in addition to awards of restricted stock, stock options and stock appreciation rights or amounts payable in lieu thereof under the Company’s 1990 Long-Term Incentive Plan which, in the event of a change of control and subject to certain limitations contained in the agreements, provides for early exercise and vesting and issuance or payment of such awards. The officer is entitled to receive such amounts in a lump-sum payment within 30 days of termination.

A change of control includes certain mergers and acquisitions, liquidation or dissolution of the Company, changes in the membership of the Company’s Board of Directors and acquisition of securities of the Company.

Performance Presentation

The following graph compares the quarterly percentage change in the cumulative total shareholder return of the Company, the Standard & Poor’s (“S&P”) 500 Stock Index, the S&P 500 Publishing Index, and a Peer Group Index, in each case for the five years ended September 30, 2005 (with September 30, 2000 as the measurement point). Total shareholder return is measured by dividing (a) the sum of (i) the cumulative amount of dividends declared for the measurement period, assuming dividend reinvestment and (ii) the difference between the issuer’s share price at the end and the beginning of the measurement period, by (b) the share price at the beginning of the measurement period.

Source: Standard & Poors

September 30	2000	2001	2002	2003	2004	2005
Lee Enterprises	$100.00	$112.09	$118.55	$142.19	$173.09	$161.26
Peer Group Index	100.00	95.64	114.21	126.27	131.06	115.28
S&P 500 Stock Index	100.00	73.38	58.35	72.58	82.65	92.78

The S&P 500 Stock Index includes 500 U.S. companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The Peer Group Index is comprised of all 13 U.S. publicly traded companies with significant newspaper publishing operations (excluding the Company) and is weighted by market capitalization. The Peer Group Index includes Belo Corp., Dow Jones & Company, Inc., Gannett Co., Inc., Hollinger International Inc., Journal Communications, Inc., Journal Register Company, Knight-Ridder, Inc., The McClatchy Company, Media General, Inc., The New York Times Company, The E.W. Scripps Company, The Tribune Company and The Washington Post Company.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

The Committee

The Executive Compensation Committee of the Board of Directors (“ECC”) is composed of three independent outside directors. No executive officer of the Company is a member of the board of directors of any company with which a member of the ECC is affiliated. The Board of Directors has delegated to the ECC the authority to review, consider and determine the compensation of the Company’s executive officers and other key employees and, in accordance with Rule 16b-3 of the Exchange Act, make the final determination regarding awards of stock options, restricted stock, and other stock-based awards to such persons.

Compensation Policies

The ECC operates on the principle that the compensation of the Company’s executive management, including its Chief Executive Officer and the other executive officers named in the Summary Compensation Table, should be competitive with compensation of executive management at comparable companies. The ECC also follows a policy of basing a significant portion of the cash compensation of senior executive officers on the operating performance of the Company, and of other members of the executive management team on the performance of the enterprises, units or functions over which they exercise significant management responsibility. The ECC’s policies are designed to assist the Company in attracting and retaining qualified executive management by providing competitive levels of compensation that integrate the Company’s annual and long-term performance goals, reward strong corporate performance, and recognize individual initiative and achievement. The ECC also believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in the linking of management’s and stockholders’ interest in the enhancement of shareholder value.

The Company’s executive compensation program is comprised of three elements: (1) base salary; (2) annual incentive bonus; and (3) long-term incentive compensation.

Base Salary

Salary levels for executive management are set so as to reflect the duties and level of responsibilities inherent in the position, and to reflect competitive conditions in the lines of business in which the Company is engaged in the geographic areas where services are being performed. Comparative salaries paid by other companies in the industries and locations where the Company does business are considered in establishing the salary for a given position. The Company participates in the Towers Perrin Media Industry Compensation Survey (the “Towers Survey”), which is widely used in its industry and gives relevant compensation information on executive positions. The Company strives to place fully competent and highly performing executives at the median level of compensation, as reported annually in the Towers Survey.

The Towers Survey provides annual compensation analyses for executives in the media industry based on revenue, industry segments including publishing, and market type and size. The statistical information, including revenue and compensation levels, provided by survey participants is utilized by the Towers Survey to develop statistical equations based on revenue, industry segments and markets. These equations, along with other data, are used by the Company to determine the median and other levels of compensation of the executive management of media companies with profiles comparable to that of the Company. Base salaries for executives named in the Summary Compensation Table are reviewed annually by the ECC taking into account the competitive level of pay as reflected in the Towers Survey. In setting base salaries, the ECC also considers a number of factors relating to the particular executive, including individual performance, level of experience, ability and knowledge of the job. These factors are considered subjectively in the aggregate and none of the factors is accorded a specific weight. The ECC believes the base salary levels are reasonable and necessary to retain these key employees.

Annual Incentive Bonus

The purpose of the annual incentive bonus program is to motivate and reward executive management so that they consistently achieve specific financial targets and are compensated for the accomplishment of certain non-financial objectives. These targets and objectives are reviewed and approved by the ECC annually in conjunction with its review of the Company’s strategic and operating plans. A target bonus level, stated as a percent of annual base salary, is established for each member of the executive management team other than executive officers, by the executive officer exercising responsibility over an enterprise unit or function. For executive officers other than the Chief Executive Officer, the bonus level and achievement targets are determined by the Chief Executive Officer and approved by the ECC. Similarly, the ECC determines the annual bonus opportunity and performance objectives of the Chief Executive Officer. While the annual incentive bonus awards for executives other than the Chief Executive Officer are generally approved upon the recommendation of the Chief Executive Officer, the ECC retains the right to adjust the recommended bonus awards to reflect its evaluation of the executives and the Company’s overall performance.

Long Term Incentive Compensation

Under the Company’s 1990 Long-Term Incentive Plan, the ECC is authorized, in its discretion, to grant stock options and restricted stock awards in such proportions and upon such terms and conditions as it may determine. The ECC meets following the end of each year to evaluate the performance of the Company for the preceding fiscal year and determine long-term incentive awards of executive management of the Company for the fiscal year just ended. Under the plan, grants to executives are based on criteria established by the ECC, including responsibility level, base salary, current market practice and the market price of the Company’s Common Stock at the time of grant. The number of stock options and/or restricted shares then determined is reviewed by the ECC and may be increased or decreased to reflect the criteria noted above, the individual executive’s role in accomplishment of the Company’s operating objectives, and that individual’s potential for long-term growth and contribution to the Company’s strategic objectives. Grant guidelines for stock options and restricted stock are established for all participants (including the Chief Executive Officer) with the objective of providing a target total compensation opportunity, including base salary and the target annual incentive bonus, equal to the median of the peer group. Depending on stock price performance and Company performance, actual total compensation for any given year could be at, above, or below the median of the peer group.

A target level of stock option grants was established for each executive officer based on the scope of responsibilities and competitive practices in the newspaper industry. Actual grants were based on the performance of the executive officer. All stock options granted have an exercise price equal to the fair market value of the Common Stock at time of grant and are exercisable within a 10-year period. In order to assure the retention of high level executives and to tie the compensation of those executives to the creation of long term value for stockholders, the ECC has provided that stock options vest in specified portions over a three-year period.

The awards of restricted Common Stock to executive officers and other key employees for fiscal 2005 represent shares of Common Stock which the recipient cannot sell or otherwise transfer until the applicable restriction period lapses. Vesting of certain of these awards is also dependent upon future performance of the Company. A target level of restricted stock was established for each executive officer based on the scope of responsibilities and competitive practices in the newspaper industry. Actual grants were based on the performance of the executive officer. Restricted stock awards are also intended to increase the ownership in the Company by its executives, through which the value of long-term stock ownership and growth can be enhanced.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Tax Code limits the deductibility of executive compensation paid by publicly held companies to certain of their executive officers to $1,000,000 per year, but contains an exception for performance-based compensation. While the ECC’s general policy is to structure the Company’s compensation programs to preserve the deductibility of most compensation paid to its executive officers, the ECC retains the discretion to authorize payments that may not be deductible if it believes they are in the best interests of both the Company and its stockholders.

Compensation of Chief Executive Officer

The ECC determined the 2005 base salary for the Company’s Chief Executive Officer, Mary E. Junck, in a manner consistent with the base salary guidelines applied to executive officers of the Company as described above. In connection with its annual performance review process, in November 2005 the ECC increased Ms. Junck’s annual base salary from $775,000 to $800,000.

Under and in accordance with the Company’s Incentive Compensation Program approved by the stockholders at the 2005 Annual Meeting, Ms. Junck is eligible for an annual cash bonus ranging from 0% to 200% of eligible salary with a target of 100%. The ECC awarded an annual bonus to Ms. Junck for fiscal 2005 of $930,000 earned for the financial performance of the Company based upon achievement of the specific performance goals established by the ECC and a discretionary bonus of $170,000 related to the successful acquisition of Pulitzer Inc.

The ECC made a long-term compensation award of stock options and restricted Common Stock to Ms. Junck for fiscal 2005 by applying the same criteria described for the determination of such awards to other executive officers of the Company. The ECC considered the fiscal 2005 performance of the Company, as more particularly described above, in the final determination of such grants.

In November 2005, the ECC granted Ms. Junck, subject to achievement of performance goals, a target award of 50,000 shares of restricted Common Stock (Target Award), carrying a grant date of November 18, 2005, and which, upon vesting and achievement of the performance goals specified, do not require any payment by Ms. Junck, other than for applicable income taxes due for such awards.

Based on the Company’s change in operating cash flow in 2006 compared to 2005, the Target Award will be subject to adjustment – upward, but not to exceed 120% of the Target Award, or downward, to the extent that all shares awarded may be forfeited – on the first anniversary of the grant date to reflect the achievement of 2006 incentive performance targets established by the ECC (Final Award). The determination of the degree of achievement of the incentive performance targets will be made at the sole discretion of the ECC. Upon determination of the Final Award, Ms. Junck will be entitled to all distributions related to the restricted Common Stock.

On November 19, 2004, 40,000 shares of restricted Common Stock granted to Ms. Junck in November 2003 (and 35,000 shares of restricted Common Stock granted in November 2002) were cancelled and reissued. The reissued shares of restricted Common Stock are identical to the cancelled shares with respect to voting rights and timing of vesting; however, the reissued shares are not eligible for dividends until after the Final Award is determined. Vesting of the cancelled shares was not dependent upon future performance of the Company. The reissued shares vested only if specified performance criteria established by the ECC were met. As the specified performance goal was exceeded, 15,000 additional shares of restricted Common Stock were issued, effective November 19, 2005. The Company believes the reissued shares and target awards for fiscal 2004 and 2005 meet the criteria for performance-based compensation under Section 162(m) of the Tax Code.

Executive Compensation Committee Participation

The current members of the Executive Compensation Committee are William E. Mayer, Chairman, Andrew E. Newman and Mark Vittert.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

REGARDING ANNUAL FINANCIAL STATEMENTS

The Audit Committee of the Board of Directors (“Committee”) is comprised of four directors who are not officers or employees of the Company. All members are independent under rules of the New York Stock Exchange. The Board of Directors has established a written charter for the Committee.

The Committee held nine meetings during fiscal 2005. The meetings were designed to facilitate and encourage private communication between the Committee, management, the Company’s internal auditors and the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

During these meetings, the Committee reviewed and discussed the audited and quarterly unaudited financial statements with management and the independent public accountants, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte & Touche LLP’s attestation report thereon. The Committee believes that management maintains an effective system of internal control over financial reporting. Based on its review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC for the fiscal year ended September 30, 2005.

The discussions with the independent public accountants also included the matters required by Statement on Auditing Standards No. 61, as amended. The Committee received from the independent public accountants written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1. This information was discussed with the independent public accountants. The Committee considered whether the non-audit services provided by the independent public accountants to the Company are compatible with maintaining auditor independence.

Audit Committee Participation

The current members of the Audit Committee are Andrew E. Newman, Chairman, Nancy S. Donovan, Herbert W. Moloney III and Gordon D. Prichett. Mr. Newman meets the requirements of an audit committee financial expert, as defined by the Securities and Exchange Commission.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (including Deloitte Tax LLP) (collectively “Deloitte”), was designated by the Committee to audit the consolidated financial statements of the Company for the fiscal year ended September 30, 2005. Representatives of Deloitte will be present at the Annual Meeting and will be afforded the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

For fiscal 2004 and 2005, Deloitte performed the following professional services and received, or will receive, fees in the amounts indicated. Fees increased in 2005 due to the acquisition of Pulitzer and compliance with section 404 of the Sarbanes-Oxley Act of 2002.

	2004	2005

Audit fees	$281,000	$1,011,000
Audit-related fees	115,000	37,000
Tax fees:
Compliance	303,000	244,000
Advice and planning	98,000	196,000
	401,000	440,000
	$797,000	$1,488,000

Services Provided by Deloitte

All services rendered by Deloitte are permissible under applicable laws and regulations. The Committee reviewed and pre-approved all services listed in the above table in accordance with the Company’s Policy Regarding the Approval of Audit and Non-Audit Services by Independent Public Accountants. Under the Policy, Committee pre-approval includes audit services, audit-related services, tax services, other services and services exceeding the pre-approved cost range. In some instances, pre-approval is provided by the full Committee for up to a year with any such pre-approval relating to a particular defined assignment or scope of work and subject to a specific defined budget. In other instances, the Committee may delegate pre-approval authority of additional services to one or more designated members with any such pre-approval reported to the Committee at its next scheduled meeting. Any pre-approved service requires the submission of an engagement letter or other detailed back-up information. Pursuant to rules of the Securities and Exchange Commission, the fees paid to Deloitte for services are disclosed in the table above under the categories described below.

Audit Fees – Fees for professional services for the audit of the Company’s Consolidated Financial Statements, review of financial statements included in the Company’s quarterly Form 10-Q filings, attestation reporting on management’s assessment of the system of internal control over financial reporting, and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees – Fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes due diligence related to mergers and acquisitions, attestations that are not required by statute or regulation, and consulting related to financial accounting or reporting standards.

Tax Fees – Fees for professional services with respect to tax compliance and advice and planning. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries, refund claims, payment planning, tax audit assistance, and tax work stemming from “audit-related” matters. The Company also engages the services of other accounting firms and law firms for such services. Fees paid to such firms are not reflected in the table above.

All Other Fees – Fees for other permissible work that does not meet the above category descriptions. This includes work related to compliance with new corporate governance standards.

These services are actively monitored both as to spending level and work content by the Committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s Consolidated Financial Statements.

The Committee has selected Deloitte as its independent public accountants for purposes of auditing the Consolidated Financial Statements of the Company for the year ending September 30, 2006.

The Performance Presentation, Executive Compensation Committee Report and Audit Committee Report set forth above shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Reports and Presentation by specific reference.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Proposals of stockholders in accordance with Securities and Exchange Commission rules to be presented at the 2006 Annual Meeting of the Company must be received by the Company, at the address shown on the cover of this Proxy Statement, sent by registered, certified or express mail, to be considered for inclusion in its proxy statement and form of proxy relating to that meeting by September 15, 2006.

Shareholders who want to bring business before the 2007 Annual Meeting of Stockholders, other than through a shareholder proposal in accordance with SEC rules, must notify the Secretary of the Company in writing and provide the information required by the provision of the Company’s By-Laws dealing with shareholder proposals. The notice must be delivered to or mailed and received at the address of the Company shown on the cover of this Proxy Statement by September 15, 2006. The requirements for such notice are set forth in the Company’s By-Laws, which were filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002. That document is located on the Company’s website www.lee.net. Click on “Financial” and “Lee SEC filings.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file initial reports of ownership and reports of changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in its proxy statement any failure to file by these dates during the Company’s 2005 fiscal year.

Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all filing requirements applicable to its executive officers and directors were satisfied.

OTHER MATTERS

The management of the Company knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the meeting, your proxy, if signed and returned, will give discretionary authority to the persons designated in it to vote in accordance with their best judgment.

The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, some of the officers and regular employees of the Company may, without extra remuneration, solicit proxies personally or by telephone, electronic transmission or facsimile. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of stock held of record and will reimburse such persons for their expenses. The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies, for which the Company will pay an amount that it has estimated will not exceed $10,000 plus expenses.

MARY E. JUNCK

APPENDIX A

LEE ENTERPRISES, INCORPORATED

SUPPLEMENTAL EMPLOYEE STOCK PURCHASE PLAN

(Amended November 16, 2005)

1.	PURPOSE

The purpose of the Plan is to provide eligible Employees of certain Designated Subsidiaries of the Company with a convenient way to acquire shares of the Company’s Common Stock through payroll deductions.

2.	DEFINITIONS

Wherever used herein, the following terms have the following meanings:

(a)	“Account” means the bookkeeping account established in the name of each Participant to reflect the payroll deductions made on behalf of the Participant.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Committee” means the Executive Compensation Committee of the Board.

(e)	“Common Stock” means the common stock of the Company, $2.00 par value per share.

(f)	“Company” means Lee Enterprises, Incorporated, a Delaware corporation, and any successor thereto.

(g)	“Compensation” means the base cash compensation paid by a Designated Subsidiary to a Participant which is required to be reported as wages on the Participant’s Form W-2, including such additional amounts which are not includable in gross income by reason of Sections 125, 402(e) or 402(h)(1)(B) of the Code, and excluding any bonuses, overtime pay, expense allowances and other irregular payments (except commissions).

(h)	“Designated Subsidiary” means any Subsidiary which has been designated from time to time by the Board to participate in the Plan including, without limitation, the Subsidiaries set forth on Schedule I hereto (as amended from time to time).

(i)	“Employee” means an individual who performs services for a Designated Subsidiary in an employer-employee relationship.

(j)	“Enrollment Date” means the first day of an Offering Period.

(k)	“Exercise Date” means the last business day of an Offering Period.

(l)	“Fair Market Value” means the closing sale price per share of the Company’s Common Stock as recorded on the New York Stock Exchange Composite Transaction Tape on such date or, if there is no sale on such date, on the next preceding date.

(m)	“Offering Period” means one or more periods of time established by the Committee from time to time; provided, however, that the Committee shall have the power to change the duration of any Offering Period and any Enrollment Date or Exercise Date thereof from time to time and no new Offering Period shall become effective until the prior Offering Period has expired.

(n)	“Participant” means any Employee for whom an Account is maintained under the Plan.

(o)	“Subsidiary” means (i) any trade or business, other than a corporation, which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest) by the Company or any of its Subsidiaries, including, without limitation, a partnership or a limited liability company, or (ii) any other entity in which the Company or any of its Subsidiaries has an equity or other ownership interest and which is approved by the Board as a Subsidiary under the Plan.

3.	AVAILABLE SHARES

Subject to the provisions of Section 11 hereof, the maximum number of shares of Common Stock available for issuance pursuant to the Plan as of November 16, 2005 is 135,000 shares. Such shares may be either authorized and unissued or held by the Company in its treasury. The Committee may cause the Company to purchase previously-issued and outstanding shares of Common Stock in order to enable the Company to satisfy its obligations hereunder.

4.	ADMINISTRATION

The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to interpret the provisions of the Plan, to establish and change the time covered by an Offering Period or terminate such Offering Period, to establish the number of shares to be offered under each Offering Period and the purchase price per share thereof and any adjustment thereto, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decisions of the Committee with regard to questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company or of a Subsidiary to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or wilful misconduct.

5.	ELIGIBILITY AND ENROLLMENT

An Employee shall be eligible to become a Participant in the Plan on the Enrollment Date coincident with or next following the date he commences employment with a Designated Subsidiary. An eligible Employee shall become a Participant for an Offering Period by completing a Plan enrollment form authorizing payroll deductions and filing it with the Company prior to the Offering Period. Payroll deductions for a Participant shall commence with the first payroll and shall end with the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant in accordance with the provisions hereof. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, limit the number of shares of Common Stock a Participant may purchase during any Offering Period or any calendar year.

6.	PAYROLL DEDUCTION

At the time a Participant enrolls in the Plan, he or she shall be required elect the amount to be deducted from each paycheck during the Offering Period(s) covered by the election; provided, however, that no more than ten percent (10%) of a Participant’s Compensation may be withheld under the Plan on any pay date, and provided further that the Committee, acting in its discretion, may establish a minimum required amount or percentage of Compensation which is required to be withheld during an Offering Period. All payroll deductions made for a Participant shall be credited to the Participant’s Account.

Interest shall not accrue on any amounts credited to a Participant’s Account. The rate of a Participant’s contribution, once established, shall remain in effect for all subsequent Offering Periods unless changed by the Participant in writing at such time and in such manner as the Committee may prescribe.

7.	PURCHASE OF SHARES

On each Exercise Date, the amount credited to a Participant’s Account shall be used to purchase a whole number of shares of Common Stock, the number of which shall be determined by dividing the amount credited to the Participant’s Account by the purchase price per share. Any amount remaining in the Participant’s Account shall be converted to a fractional share unless the Committee, acting, in its discretion, determines that fractional shares shall not be credited to Participants under the Plan, in which event, subject to the Participant’s continuing withdrawal right, such amount shall be credited to the Participant’s Account as of the beginning of the next Offering Period. Subject to Section 11 of the Plan, the purchase price per share shall not be less than eighty-five (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date. If the total number of shares of Common Stock to be purchased as of an Exercise Date, when aggregated with shares of Common Stock previously purchased for all Employees under the Plan, exceeds the number of shares then authorized under the Plan, a pro-rata allocation of the available shares shall be made among the Participants based upon the amounts in their respective Accounts as of the Exercise Date.

8.	DISCONTINUANCE AND WITHDRAWAL OF CONTRIBUTIONS; CHANGE OF RATE OF PAYROLL DEDUCTIONS

(a)	Discontinuance or Withdrawal. At any time during an Offering Period, a Participant may notify the Company that the Participant wishes to discontinue contributions under the Plan. This notice shall be in writing and shall become effective as soon as practicable following its receipt by the Company. A Participant may elect to withdraw all, but not less than all, of the amount of his Account at any time during an Offering Period except on the Exercise Date with respect to that Offering Period. If a withdrawal is made during an Offering Period, no further contributions will be permitted during that Offering Period by the withdrawing Participant.

(b)	Withholding Changes. At any time during an Offering Period, a Participant may increase or decrease the rate of his payroll deductions by completing or filing with the Company a new enrollment form authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of payroll deduction rate changes during any Offering Period. The change in rate shall be effective as soon as practicable after the Company’s receipt of the new enrollment form.

9.	TERMINATION OF EMPLOYMENT

Any Participant whose employment with a Designated Subsidiary is terminated for any reason before an Exercise Date shall thereupon cease being a Participant. The total amount credited to the Participant’s Account during the Offering Period shall be returned to the Participant or, in the case of a deceased Participant, to the Participant’s beneficiary, as soon as practicable after the Participant’s termination of employment. For purposes of this Section 9, a Participant who its transferred from one Designated Subsidiary to another shall be deemed not to have terminated employment.

10.	RIGHTS AS A STOCKHOLDER

No shares of Common Stock shall be issued under the Plan until full payment therefor has been made (and/or provided for if all or a portion of the purchase price is being paid in installments). The holder of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise specifically provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

11.	CAPITAL CHANGES, REORGANIZATION, SALE

(a)	Adjustments Upon Changes in Capitalization. The number and class of shares of Common Stock which may be issued under the Plan, as well as the number and class of shares of Common Stock and the price per share covered by each right outstanding under the Plan which has not yet been exercised, shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of a stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization.

(b)	Cash, Stock or Other Property for Stock. Except as otherwise provided in this Section, in the event of an Exchange Transaction (as defined below), each Participant shall be permitted to purchase Common Stock with the balance of his or her Account immediately prior to such Exchange Transaction, and any amount credited to a Participant’s Account which is not used to purchase Common Stock before the Exchange Transaction shall be distributed to the Participant. Notwithstanding the preceding sentence, (1) if, as part of the Exchange Transaction, the stockholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board, in its sole discretion, so directs, then the rights of all Participants to purchase shares of Common Stock shall be converted into rights to purchase shares of Exchange Stock on an economically equivalent basis; and (2) the Committee, acting in its discretion, may suspend operation of the Plan as of any date that occurs after a contract is made which, if consummated, would result in an Exchange Transaction and before the Exchange Transaction is consummated.

(c)	Definition of Exchange Transaction. For purposes hereof, the term “Exchange Transaction” means a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Company or any other similar transaction or event so designated by the Board in its sole discretion, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

(d)	Fractional Shares. In the event of any adjustment in the number of shares of Common Stock covered by any right pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded and each such right will cover only the number of full shares of Common Stock resulting from the adjustment.

(e)	Determination of Board to be Final. All adjustments under this Section 11 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

12.	AMENDMENT AND TERMINATION

The Committee may at any time, or from time to time, amend, suspend or terminate the Plan; provided that any such amendment shall be subject to the approval of the Company’s stockholders if and to the extent such approval is necessary or desirable to comply with applicable law or exchange requirements.

13.	TRANSFERABILITY

The rights of a Participant to purchase Common Stock under the Plan are not assignable or transferable and may only be exercised during the Participant’s lifetime by the Participant. A Participant may file a written designation of a beneficiary who is to receive the amount credited to the Participant’s Account in the event of the Participant’s death during an Offering Period. A Participant’s beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a validly designated beneficiary who is living at the time of the Participant’s death, the Participant’s estate shall be deemed to be his designated beneficiary.

14.	NO RIGHTS CONFERRED

Nothing contained in the Plan shall be deemed to give any individual any right to be retained in the service or employ of a Designated Subsidiary or to interfere with the right of the Designated Subsidiary to discharge him at any time.

15.	USE OF FUNDS

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

16.	LEGAL REQUIREMENTS

The Committee may impose such other conditions with respect to the purchase of Common Stock hereunder, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

17.	GOVERNING LAW

The Plan shall be governed by the laws of the State of Delaware, without regard to its conflict of laws provisions.

18.	DECISIONS AND DETERMINATIONS OF COMMITTEE TO BE FINAL

Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final, binding and conclusive.

Schedule I

Designated Subsidiaries

St. Louis Post-Dispatch LLC

STL Distribution Services LLC

INN Partners, L.C.

APPENDIX B

LEE ENTERPRISES, INCORPORATED

1990 LONG-TERM INCENTIVE PLAN

(Effective October 1, 1999,

As amended November 16, 2005)

Section 1: GENERAL PROVISIONS

1.1	PURPOSES

The purposes of the 1990 Long-Term Incentive Plan, as amended, restated and extended (the “Plan”) of Lee Enterprises, Incorporated (the “Company”) are to promote the interests of the Company and its stockholders by (i) attracting and retaining executives and other key employees of outstanding ability; (ii) strengthening the Company’s capability to develop, maintain and direct a competent management team; (iii) motivating executives and other key employees, by means of performance-related incentives, to achieve longer-range performance goals; (iv) providing incentive compensation opportunities which are competitive with those of other major corporations; and (v) enabling such employees to participate in the long-term growth and financial success of the Company.

1.2	DEFINITIONS

“Affiliate” – means any corporation or other entity (i) which is not a Subsidiary but as to which the Company possesses a direct or indirect ownership interest and has representation on the board of directors or any similar governing body; and (ii) which is designated by the Board of Directors as an “Affiliate” for purposes of this Plan.

“Award” – means a grant or award under Sections 2 through 3, inclusive, of the Plan.

“Board of Directors” – means the board of directors of the Company.

“Code” – means the Internal Revenue Code of 1986 as amended from time to time.

“Committee” – means the Executive Compensation Committee of the Board of Directors.

“Common Stock” – means the Common Stock, $2.00 par value, of the Company, which may be authorized and unissued shares or may be reacquired shares of such Common Stock, together with a Preferred Share Purchase Right.

“Corporation” – means the Company, its divisions, Subsidiaries and Affiliates.

“Class B Common Stock” – means the Class B Common Stock, $2.00 par value, of the Company.

“Common Shares” – means the shares of Common Stock and Class B Common Stock treated as one class.

“Disability Date” – means the date on which a Participant is deemed disabled under the employee benefit plans of the Corporation applicable to the Participant.

“Employee” – means any key employee of the Corporation.

“Fair Market Value” – means, as the Committee shall determine, either (i) the average of the high and low prices of the Common Stock, or (ii) the closing price of the Common Stock, on the date on which it is to be valued hereunder as reported for New York Stock Exchange-Composite Transactions.

“Non-Employee Director” – has the meaning set forth in Rule 16b-3(3)(i) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

“Normal Retirement Date” – has the meaning set forth in the pension or retirement plan of the Corporation applicable to the Participant, or such other date as may be mutually agreed upon in writing by the Committee and the Participant.

“Participant” – means an Employee who is selected by the Committee to receive an Award under the Plan.

“Preferred Share Purchase Right” – means the right to the holders of “Common Stock” issued pursuant to the Plan to purchase from the Company one one-thousandth of a share of Series A Participating Convertible Preferred Stock, without par value, of the Company at a price of $150.00 per one one-thousandth of a Preferred Share, subject to adjustment in a “Change of Control”.

“Restricted Period” – means a period of three (3) years, or such other period of years selected by the Committee, during which a grant of Restricted Stock may be forfeited to the Company.

“Restricted Stock” – means shares of Common Stock contingently granted to a Participant under Section 3 of the Plan.

“Stock Appreciation Rights” – shall have the meaning specified in Section 1.6(b).

“Subsidiary” – means any corporation in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of its stock having voting power; provided that with respect to incentive stock options granted hereunder, the term “subsidiary” shall be as defined in Section 425(f) or any successor provision of the Code.

1.3	ADMINISTRATION

The Plan shall be administered by the Committee, which shall at all times consist of three (3) or more members, each of whom shall be a Non-Employee Director. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not executive officers or directors of the Company, provided the Committee shall fix the maximum amount of such Awards for the group and a maximum amount for any one Participant. The Committee’s decisions are binding upon all parties.

1.4	ELIGIBILITY

All Employees who have demonstrated significant management potential or who have contributed, or are deemed likely to contribute, in a substantial measure to the successful performance of the Corporation, as determined by the Committee, are eligible to be Participants in the Plan.

1.5	SHARES RESERVED

(a)	There shall be reserved for issuance pursuant to the Plan a total of three million two hundred fifty thousand (3,250,000) shares of Common Stock, together with sufficient shares to cover outstanding grants under (i) the Company’s 1982 Incentive Stock Option Plan and (ii) the Plan as of October 1, 1999. In the event that (x) a stock option expires or is terminated unexercised as to any shares covered thereby, (y) shares are forfeited for any reason under the Plan, or (z) shares are tendered as consideration for the exercise of options under Section 2.3 or for withholding of taxes under Section 1.7, such shares shall thereafter be again available for issuance pursuant to the Plan. In the event that a stock option is surrendered for payment pursuant to Section 1.6(b) hereof, the shares covered by the stock option shall not thereafter be available for issuance pursuant to the Plan.

(b)	In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable to accomplish fairly the purposes of the Plan and to preserve the intended benefits of the Plan to the Participants and the Corporation, as to the number (including the number specified in Section 1.5(a) above) or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, including the number of outstanding stock options, the option prices thereof, and the number of outstanding Awards of other types.

1.6	CHANGE OF CONTROL

(a)	Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

any stock options and Stock Appreciation Rights outstanding as of the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; and

the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant; provided, that, if payment of cash under this paragraph would make a Change of Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for such cash payment would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to this paragraph, Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

(b)	Notwithstanding any other provision of the Plan to the contrary, during the 60-day period from and after a Change of Control (the “Exercise Period”), unless the Committee shall determine otherwise at the time of grant (or, with respect to Stock Options outstanding as of May 7, 1998, on May 7, 1998), an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change of Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 1.6(b) shall have been exercised (“Stock Appreciation Rights”). Notwithstanding the foregoing, if any right granted pursuant to this Section 1.6(b) would make a Change of Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder or, if payment of such Common Stock would similarly make such transaction ineligible for pooling of interests accounting, eliminate such right.

(c)	For purposes of the Plan, “Change of Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange – Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change of Control or (ii) if the Change of Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Common Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of incentive stock options and

Stock Appreciation Rights relating to incentive stock options, the Change of Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such incentive stock option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

(d)	For purposes of this Plan, a “Change of Control” means:

(i)	the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Common Shares; provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii)	individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (“Business Combination”) unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Common Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the Common Shares or, with respect to an entity other than the Company, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Common Shares, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the Common Shares or, with respect to an entity other than the Company, the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

1.7	WITHHOLDING

The Corporation shall have the right to deduct from all amounts paid in cash (whether under this Plan or otherwise) any taxes required by law or other amounts authorized by a Participant to be withheld therefrom. In the case of payments of Awards in the form of Common Stock, at the Committee’s discretion the Participant may be required to pay to the Corporation the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Corporation shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value on the date such taxes are required to be withheld equals the amount required to be withheld.

1.8	NONTRANSFERABILITY

No Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution.

1.9	NO RIGHT TO EMPLOYMENT

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation. Further, the Corporation expressly reserves the right at any time to dismiss a Participant free from any liability, or from any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

1.10	CONSTRUCTION OF THE PLAN

The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Delaware, without regard to conflict of law principles.

1.11	AMENDMENT

(a)	The Board of Directors may amend, suspend or terminate the Plan or any portion thereof and any Award hereunder at any time, provided that no amendment shall be made without stockholder approval which shall (i) increase (except as provided in Section 1.5(b) hereof) the total number of shares reserved for issuance pursuant to the Plan; (ii) change the class of Employees eligible to be Participants; (iii) decrease the minimum option prices stated herein (other than to change the manner of determining Fair Market Value to conform to any then applicable provision of the Code or regulations thereunder); (iv) extend the expiration date of the Plan as it applies to incentive stock options; or (v) withdraw the administration of the Plan from a committee consisting of three or more members, each of whom is a Non-Employee Director. Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with applicable law and rules and regulations thereunder. Notwithstanding anything in this Plan to the contrary, following a Change of Control the Board may not amend the Plan in a manner that would adversely affect any outstanding Award of a Participant without the written consent of such Participant.

(b)	The Committee with the Participant’s consent may amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, to change the date or dates as of which (i) a stock option becomes exercisable; (ii) or a Restricted Stock becomes nonforfeitable; or (iii) to cancel and reissue an Award under such different terms and conditions as it determines appropriate.

1.12	DIVIDENDS, EQUIVALENTS AND VOTING RIGHTS; CASH PAYMENTS

Awards may provide the Participant with (i) dividends or dividend equivalents and voting rights prior to either vesting or earnout; and (ii) to the extent determined by the Committee, cash payments in lieu of or in addition to an Award.

1.13	EFFECTIVE DATE

The Plan shall be effective on October 1, 1999, subject to ratification by the stockholders of the Company. No incentive stock options may be granted under the Plan after October 1, 2009.

Section 2: STOCK OPTIONS

2.1	AUTHORITY OF COMMITTEE

Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom stock options shall be granted, the number of shares to be covered by each stock option and the conditions and limitations, if any, in addition to those set forth in Section 2.3 hereof, applicable to the exercise of the stock option. The number of shares of Common Stock with respect to which stock options may be granted to any Participant during any fiscal year shall not exceed 200,000 (subject to adjustment as provided in Section 1.5(b) hereof). The Committee shall have the authority to grant stock options that are intended to be, and qualify as, incentive stock options under Section 422A of the Code, or to grant non-qualified stock options, or to grant both types of stock options, except that incentive stock options can only be granted to Participants who are Employees of the Company or a Subsidiary. In the case of incentive stock options, the terms and conditions of such grants shall be subject to and comply with such grant and vesting limitations as may be prescribed by Section 422A(d) of the Code, as from time to time amended, and any implementing regulations. Unless the Committee provides otherwise at the time of grant, or at anytime as provided in Section 1.6, an incentive stock option shall be issued in tandem with a Stock Appreciation Right and exercisable except as otherwise provided in the Plan.

2.2	OPTION PRICE

The Committee shall establish the option price at the time each stock option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant in the case of incentive stock options or 50% of the Fair Market Value in the case of non-qualified stock options. The option price shall be subject to adjustment in accordance with the provisions of Section 1.5(b) hereof.

2.3	EXERCISE OF OPTIONS

(a)	The Committee may determine that any stock option shall become exercisable in installments and may determine that the right to exercise such stock option as to such installments shall expire on different dates or on the same date. Incentive stock options may not be exercisable later than ten years after their date of grant.

(b)	In the event a Participant ceases to be an Employee with the consent of the Committee, or upon the occurrence of his or her death, Normal Retirement Date (or, if approved in writing by the Committee, his or her actual retirement date) or Disability Date, his or her stock options shall be exercisable at any time prior to a date established by the Committee at the date of grant. Except as otherwise provided by the Committee, if a Participant ceases to be an Employee for any other reason, his or her rights under all stock options shall terminate no later than the thirtieth (30th) day after such cessation of employment.

(c)	Each stock option shall be confirmed by a stock option agreement executed by the Company and by the Participant. The option price of each share as to which an option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of shares of Common Stock owned by the Participant valued at Fair Market Value as of the date of exercise, subject to such limitations on the tender of Common Stock as the Committee may impose, or by a combination of cash and shares of Common Stock. In addition, the Committee may provide the Participant with assistance in financing the option price and applicable withholding taxes, on such terms and conditions as it determines appropriate.

(d)	Stock options granted under the Plan may include the right to acquire an Accelerated Ownership Non-Qualified Stock Option (“AO”). If an option grant contains an AO, and if a Participant pays all or part of the purchase price of the option with shares of Common Stock held by the Participant for at least one (1) year, then upon exercise of the option the Participant shall be granted the additional option to purchase, at the Fair Market Value as of the date of the AO grant, the number of shares of Common Stock equal to the number of whole shares of Common Stock used by the Participant in payment of the purchase price and the number of whole shares of Common Stock, if any, withheld by the Company as payment for applicable withholding taxes. An AO may be exercised no earlier than one (1) year after its grant and no later than the date of expiration of the option to which the AO is related.

(e)	Stock options may be exercised during the option term (as specified in the option agreement), by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other type of instrument as may be determined from time to time to be acceptable by the Committee or in accordance with procedures established by the Committee. As determined by, or in accordance with procedures established by, the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the case of the exercise of a non-qualified stock option in the form of Restricted Stock subject to an Award hereunder (based, in each case, on the Fair Market Value of the Common Stock on the date the option is exercised, as determined by the Committee). If payment of the option exercise price of a non-qualified stock option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted, as the case may be, in accordance with the original terms of the Restricted Stock award in question, and any additional Common Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by, or in accordance with procedures established by, the Committee, in its sole discretion, at or after grant.

Section 3: RESTRICTED STOCK

3.1	AUTHORITY OF COMMITTEE

Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom shares of Restricted Stock shall be granted, the number of shares of Restricted Stock to be granted to each Participant, the duration of the Restricted Period during and the conditions under which the Restricted Stock may be forfeited to the Company, the purchase price, if any, to be paid by a Participant for such Restricted Stock, and the terms and conditions of the Award in addition to those contained in Section 3.2. Such determinations shall be made by the Committee at the time of the grant.

3.2	TERMS AND CONDITIONS

Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in Section 2.3(e), during the Restricted Period. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by him or her, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or his or her legal representative.

3.3	TERMINATION OF EMPLOYMENT

Unless otherwise provided by the Committee at the time of the grant of Restricted Stock, in the event a Participant voluntarily terminates his or her employment with the Corporation during the Restricted Period, or upon the occurrence of his or her death, during the Restricted Period, Normal Retirement Date (or, if approved in writing by the Committee, his or her actual retirement date) or Disability Date during the Restricted Period, the restrictions imposed hereunder shall lapse with respect to such shares of Restricted Stock. In the event a Participant ceases to be an Employee for any other reason during the Restricted Period, unless otherwise provided by the Committee, all shares of Restricted Stock shall thereupon be forfeited to the Company.

LEE ENTERPRISES, INCORPORATED

ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 22, 2006

9:00 a.m.

Figge Art Museum

225 W. 2nd St., Davenport, IA 52801

òPlease detach here ò

201 N. Harrison St., Suite 600 Davenport, IA 52801	proxy

COMBINED PROXY FOR COMMON STOCK AND CLASS B COMMON STOCK

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 22, 2006.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Mary E. Junck and William E. Mayer, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments.

See reverse side for voting instructions

COMPANY #

There are three ways to vote your proxy — by phone, Internet or mail.

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. CST on February 21, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available. Then follow the simple instructions provided by the voice prompts.

VOTE BY INTERNET — http://www.eproxy.com/lee/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. CST on February 21, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available. Then follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Lee Enterprises, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873

If you vote by Phone or Internet, please do not mail your Proxy Card.

òPlease detach here ò

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

1. ELECTION OF DIRECTORS:	01 Richard R. Cole 02 William E. Mayer 03 Gregory P. Schermer 04 Mark Vittert	☐ Vote FOR all nominees (except as marked)		☐ Vote WITHHELD from all nominees
[Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.]

2. To approve the Company’s 2005 Supplemental Employee Stock Purchase Plan as described in Proposal 2 in the Proxy Statement.		☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To amend the Company’s 1990 Long-Term Incentive Plan as described in Proposal 3 in the Proxy Statement.		☐ FOR	☐ AGAINST	☐ ABSTAIN

4. In their discretion, upon such other matters as may properly come before the meeting.		☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY when properly executed will be voted as directed or, if no direction is given, will be voted FOR each proposal.

Address change? Mark box ☐ and indicate changes below:

Date

Signature(s) in box

PLEASE SIGN exactly as your name(s) appear(s) on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.